Execution Version AGREEMENT AND PLAN OF MERGER by and between FB FINANCIAL CORPORATION and SOUTHERN STATES BANCSHARES, INC. Dated as of March 31, 2025

i TABLE OF CONTENTS ARTICLE I THE MERGER Section 1.01 The Merger...............................................................................................................2 Section 1.02 Charter and Bylaws ..................................................................................................2 Section 1.03 Bank Merger ............................................................................................................2 Section 1.04 Directors and Officers ..............................................................................................2 Section 1.05 Effective Time; Closing ...........................................................................................3 Section 1.06 Additional Actions ...................................................................................................3 Section 1.07 Reservation of Right to Revise Structure.................................................................3 ARTICLE II MERGER CONSIDERATION; EXCHANGE PROCEDURES Section 2.01 Merger Consideration ..............................................................................................4 Section 2.02 Rights as Stockholders; Stock Transfers..................................................................4 Section 2.03 Fractional Shares ......................................................................................................5 Section 2.04 Treatment of Seller Equity Awards .........................................................................5 Section 2.05 Plan of Reorganization .............................................................................................6 Section 2.06 Exchange Procedures ...............................................................................................6 Section 2.07 Deposit and Delivery of Merger Consideration .......................................................6 Section 2.08 Rights of Certificate Holders after the Effective Time ............................................7 Section 2.09 Anti-Dilution Provisions ..........................................................................................8 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Section 3.01 Organization, Standing, and Power .........................................................................8 Section 3.02 Capital Stock ............................................................................................................9 Section 3.03 Subsidiaries ............................................................................................................10 Section 3.04 Minute Books .........................................................................................................10 Section 3.05 Corporate Authority ...............................................................................................10 Section 3.06 No Conflicts; Regulatory Approvals .....................................................................11 Section 3.07 Reports; Financial Statements; Internal Controls ..................................................11 Section 3.08 Regulatory Reports ................................................................................................14 Section 3.09 Absence of Certain Changes or Events ..................................................................14 Section 3.10 Legal Proceedings ..................................................................................................14 Section 3.11 Compliance With Laws..........................................................................................15 Section 3.12 Seller Material Contracts; Defaults ........................................................................15 Section 3.13 Agreements with Regulatory Agencies .................................................................17 Section 3.14 Brokers; Fairness Opinion .....................................................................................17 Section 3.15 Employee Benefit Plans .........................................................................................17

ii Section 3.16 Labor Matters .........................................................................................................20 Section 3.17 Environmental Matters...........................................................................................21 Section 3.18 Tax Matters ............................................................................................................21 Section 3.19 Investment Securities .............................................................................................23 Section 3.20 Derivative Transactions .........................................................................................24 Section 3.21 Regulatory Capitalization ......................................................................................24 Section 3.22 Loans; Nonperforming and Classified Assets........................................................24 Section 3.23 Allowance for Loan and Lease Losses ..................................................................25 Section 3.24 Trust Business; Administration of Fiduciary Accounts .........................................25 Section 3.25 Investment Management and Related Activities ...................................................26 Section 3.26 Repurchase Agreements.........................................................................................26 Section 3.27 Deposit Insurance...................................................................................................26 Section 3.28 Community Reinvestment Act, Anti-money Laundering and Customer Information Security ..............................................................................................26 Section 3.29 Transactions with Affiliates ...................................................................................26 Section 3.30 Tangible Properties and Assets ..............................................................................27 Section 3.31 Intellectual Property ...............................................................................................27 Section 3.32 Insurance ................................................................................................................28 Section 3.33 Antitakeover Provisions .........................................................................................28 Section 3.34 Seller Information ..................................................................................................28 Section 3.35 Transaction Costs ...................................................................................................29 Section 3.36 No Other Representations or Warranties ...............................................................29 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Section 4.01 Organization, Standing and Power ........................................................................29 Section 4.02 Capital Stock ..........................................................................................................30 Section 4.03 Corporate Authority ...............................................................................................30 Section 4.04 Reports; Financial Statements; Internal Controls ..................................................30 Section 4.05 No Conflicts; Regulatory Approvals .....................................................................32 Section 4.06 Regulatory Reports. ...............................................................................................33 Section 4.07 Buyer Information ..................................................................................................33 Section 4.08 Absence of Certain Changes or Events ..................................................................34 Section 4.09 Compliance with Laws ..........................................................................................34 Section 4.10 Legal Proceedings ..................................................................................................35 Section 4.11 Agreements with Regulatory Agencies. ................................................................35 Section 4.12 Brokers; Fairness Opinion. ....................................................................................35 Section 4.13 Tax Matters. ...........................................................................................................36 Section 4.14 Regulatory Capitalization. .....................................................................................37 Section 4.15 Loan Portfolio. .......................................................................................................37 Section 4.16 Deposit Insurance...................................................................................................37 Section 4.17 Community Reinvestment Act, Anti-money Laundering and Customer Information Security. .............................................................................................37 Section 4.18 Transactions with Affiliates.. .................................................................................38 Section 4.19 No Other Representations or Warranties ...............................................................38

iii ARTICLE V COVENANTS Section 5.01 Covenants ...............................................................................................................38 Section 5.02 Commercially Reasonable Efforts .........................................................................44 Section 5.03 Stockholder Approval ............................................................................................44 Section 5.04 Registration Statement; Proxy Statement-Prospectus; NYSE Listing ...................46 Section 5.05 Regulatory Filings; Consents .................................................................................47 Section 5.06 Publicity .................................................................................................................48 Section 5.07 Access; Current Information; Accounting Matters ................................................48 Section 5.08 No Solicitation by Seller; Superior Proposals .......................................................49 Section 5.09 Indemnification ......................................................................................................53 Section 5.10 Employees; Benefit Plans ......................................................................................54 Section 5.11 Notification of Certain Changes ............................................................................56 Section 5.12 Transition; Informational Systems Conversion .....................................................56 Section 5.13 No Control of Other Party’s Business ...................................................................56 Section 5.14 Certain Litigation ...................................................................................................57 Section 5.15 Director Resignations.............................................................................................57 Section 5.16 Coordination ..........................................................................................................57 Section 5.17 Transactional Expenses ..........................................................................................58 Section 5.18 Confidentiality .......................................................................................................58 Section 5.19 Tax Matters ............................................................................................................59 Section 5.20 Repayment of Certain Indebtedness ......................................................................59 Section 5.21 Corporate Governance ...........................................................................................59 Section 5.22 Exemption from Liability under Section 16(b). .....................................................60 Section 5.23 Subordinated Notes. ...............................................................................................60 ARTICLE VI CONDITIONS TO CONSUMMATION OF THE MERGER Section 6.01 Conditions to Obligations of the Parties to Effect the Merger...............................60 Section 6.02 Conditions to Obligations of Seller .......................................................................61 Section 6.03 Conditions to Obligations of Buyer .......................................................................62 Section 6.04 Frustration of Closing Conditions ..........................................................................63 ARTICLE VII TERMINATION Section 7.01 Termination ............................................................................................................63 Section 7.02 Termination Fee .....................................................................................................64 Section 7.03 Effect of Termination .............................................................................................66

iv ARTICLE VIII DEFINITIONS Section 8.01 Definitions..............................................................................................................66 ARTICLE IX MISCELLANEOUS Section 9.01 Survival ..................................................................................................................77 Section 9.02 Waiver; Amendment ..............................................................................................77 Section 9.03 Governing Law; Jurisdiction; Waiver of Right to Trial by Jury ............................77 Section 9.04 Expenses ................................................................................................................78 Section 9.05 Notices ...................................................................................................................78 Section 9.06 Entire Understanding; No Third Party Beneficiaries .............................................79 Section 9.07 Severability ............................................................................................................79 Section 9.08 Enforcement of the Agreement ..............................................................................79 Section 9.09 Interpretation ..........................................................................................................79 Section 9.10 Assignment ............................................................................................................80 Section 9.11 Confidential Supervisory Information ...................................................................81 Section 9.12 Counterparts ...........................................................................................................81 Exhibit A – Form of Seller Voting Agreement Exhibit B – Form of Buyer Voting Agreement Exhibit C – Employee Arrangements Exhibit D – Form of Bank Plan of Merger and Merger Agreement

1 AGREEMENT AND PLAN OF MERGER This Agreement and Plan of Merger (this “Agreement”) is dated as of March 31, 2025, by and between FB Financial Corporation, a Tennessee corporation (“Buyer”), and Southern States Bancshares, Inc., an Alabama corporation (“Seller” and, together with Buyer, the “Parties” and each a “Party”). R E C I T A L S WHEREAS, the boards of directors of the Parties have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the business combination transaction provided for in this Agreement in which Seller will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Buyer (the “Merger”), with Buyer as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Entity”); WHEREAS, as a condition to the willingness of Buyer to enter into this Agreement, each of the directors and executive officers of Seller have entered into voting agreements (each a “Seller Voting Agreement” and collectively, the “Seller Voting Agreements”), substantially in the form attached hereto as Exhibit A, dated as of the date hereof, with Buyer, pursuant to which, among other matters, each such Person has agreed to vote certain of the Seller Common Stock owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the Seller Voting Agreements; WHEREAS, as a condition to the willingness of Seller to enter into this Agreement, each of the directors and certain executive officers of Buyer have entered into voting agreements (each a “Buyer Voting Agreement” and collectively, the “Buyer Voting Agreements”), substantially in the form attached hereto as Exhibit B, dated as of the date hereof, with Seller, pursuant to which, among other matters, each such Person has agreed to vote certain of the Buyer Common Stock owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the Buyer Voting Agreements; WHEREAS, Seller owns 100% of the issued and outstanding common stock of Southern States Bank, an Alabama state banking corporation (“Seller Bank”); WHEREAS, Buyer owns 100% of the issued and outstanding common stock of FirstBank, a Tennessee state-chartered bank (“FirstBank”); WHEREAS, as a further condition to the willingness of Buyer and Seller to enter into this Agreement, certain employees of Seller and/or its Subsidiaries have entered or will enter into certain arrangements with Buyer and Seller further described on Exhibit C; WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as

2 amended (the “Code”), and the Regulations promulgated thereunder, and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code. NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE I THE MERGER Section 1.01 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Tennessee Business Corporation Act (the “TBCA”) and the Alabama Business Corporation Law (“ABCL”), at the Effective Time, Seller shall merge with and into Buyer pursuant to the terms of this Agreement. Buyer shall be the Surviving Entity in the Merger and shall continue its existence as a corporation under the laws of the State of Tennessee. As of the Effective Time, the separate corporate existence of Seller shall cease. Section 1.02 Charter and Bylaws. At the Effective Time, the charter of Buyer in effect immediately prior to the Effective Time shall be the charter of the Surviving Entity until thereafter amended in accordance with applicable Law. The bylaws of Buyer in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable Law and the terms of such bylaws. Section 1.03 Bank Merger. Except as provided below, immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, Seller Bank shall be merged (the “Bank Merger”) with and into FirstBank, in accordance with the provisions of the Tennessee Banking Act, and FirstBank shall be the surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable federal and state banking laws and regulations, as further set forth in the separate merger agreement (the “Bank Plan of Merger”) in substantially the form attached hereto as Exhibit D, which FirstBank and Seller Bank are simultaneously executing as of the date hereof. Each of Seller and Buyer have approved the Bank Plan of Merger in its capacity as the sole shareholder of Seller Bank and FirstBank, respectively. As provided in the Bank Plan of Merger, the Bank Merger may be abandoned at the election of FirstBank at any time, whether before or after filings are made for regulatory approval of the Bank Merger, provided that prior to any such election, Buyer shall (a) reasonably consult with Seller and its regulatory counsel and (b) reasonably determine in good faith that such election will not, and would not reasonably be expected to, (i) prevent, delay, or impair any Party’s ability to consummate the Merger or the other transactions contemplated by this Agreement, or (ii) adversely affect the tax treatment of the Holders in connection with the Merger. If the Bank Merger is abandoned for any reason, Seller Bank shall continue to operate under its name. Section 1.04 Directors and Officers. Subject to Section 5.21, the directors and officers of Buyer shall, from and after the Effective Time, continue as the directors and officers of the Surviving Entity until their successors have been duly elected, appointed, or qualified or until their earlier death, resignation, or removal in accordance with the charter and bylaws of the Surviving

3 Entity. Subject to Section 5.21, the directors and officers of FirstBank shall, from and after the Effective Time, continue as the directors and officers of the Surviving Bank until their successors have been duly elected, appointed, or qualified or until their earlier death, resignation, or removal in accordance with the charter and bylaws of the Surviving Bank. The parties agree that any executive officer of the Surviving Entity or the Surviving Bank shall be authorized to sign any and all Tax Returns of Seller or Seller Bank, respectively, that are filed after the Effective Time regardless of the period covered by the Tax Return. Section 1.05 Effective Time; Closing. (a) Subject to the terms and conditions of this Agreement, the Parties will make all such filings as may be required to consummate the Merger and the Bank Merger by applicable Laws. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) related to the Merger, which will include the plan of merger (the “Plan of Merger”), that shall be filed with the Secretary of State of the State of Tennessee, as provided in the TBCA, and with the Secretary of State of the State of Alabama, as provided in the ABCL, on or prior to the Closing Date. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of Tennessee, or at such later time as is agreed between the Parties and specified in the Articles of Merger in accordance with the relevant provisions of the TBCA and the ABCL (such date and time is hereinafter referred to as the “Effective Time”). (b) The closing of the Merger contemplated by this Agreement (the “Closing”) shall take place on a date determined by Buyer and reasonably acceptable to Seller (the “Closing Date”), which shall be no fewer than 5, and no later than 30 days after all of the conditions to the Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied by action taken at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived (to the extent permitted by applicable Law) in accordance with the terms hereof, at the headquarters of Buyer at 1221 Broadway, Suite 1300, Nashville, Tennessee 37203, or such other place, date, and time as the Parties may mutually agree. At the Closing, there shall be delivered to Buyer and Seller the Articles of Merger and such other certificates and other documents required to be delivered under Article VI. Section 1.06 Additional Actions. If, at any time after the Effective Time, any Party shall consider or be advised that any further deeds, documents, assignments, or assurances in Law or any other acts are necessary or desirable to carry out the purposes of this Agreement (such Party, the “Requesting Party”), the other Party and its Subsidiaries and their respective officers and directors shall be deemed to have granted to the Requesting Party and its Subsidiaries, and each or any of them, an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments, or assurances in Law or any other acts as are necessary or desirable to carry out the purposes of this Agreement, and the officers and directors of the Requesting Party and its Subsidiaries, as applicable, are authorized in the name of the other Party and its Subsidiaries or otherwise to take any and all such action. Section 1.07 Reservation of Right to Revise Structure. Buyer may at any time and without the approval of Seller change the method of effecting the business combination contemplated by this Agreement if and to the extent that it reasonably deems such a change to be

4 necessary; provided, however, that no such change shall (i) alter or change the amount or form of the consideration to be issued to Holders as Merger Consideration, (ii) reasonably be expected to materially impede or delay consummation of the Merger, (iii) adversely affect the tax treatment of the Holders in connection with the Merger or Bank Merger (including any failure to qualify as a “reorganization” within the meaning of Section 368(a) of the Code), or (iv) require submission to or approval of Seller’s stockholders after the Plan of Merger has been approved by Seller’s stockholders. If Buyer elects to make such a change, the Parties agree to cooperate to execute appropriate documents to reflect the change. ARTICLE II MERGER CONSIDERATION; EXCHANGE PROCEDURES Section 2.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any Holder of Seller: (a) Each share of Buyer Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger. (b) Each share of Seller Common Stock owned directly by Buyer, Seller, or any of their respective wholly owned Subsidiaries (other than shares in trust accounts, managed accounts, and the like for the benefit of employees or customers or otherwise held in fiduciary or agency capacity that are beneficially owned by third parties, or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto (the “Seller Cancelled Shares”). (c) [Intentionally Omitted]. (d) Each share of Seller Common Stock (excluding Seller Cancelled Shares) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted, in accordance with the terms of this Article II, into and exchanged for the right to receive 0.800 (the “Exchange Ratio”) shares of Buyer Common Stock (the “Merger Consideration”). Section 2.02 Rights as Stockholders; Stock Transfers. At the Effective Time, all shares of Seller Common Stock, when converted in accordance with Section 2.01(d), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares shall thereafter represent only the right to receive for each such share of Seller Common Stock, the Merger Consideration and any cash in lieu of fractional shares of Buyer Common Stock in accordance with this Article II. At the Effective Time, holders of Seller Common Stock shall cease to be, and shall have no rights as, stockholders of Seller, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of Buyer Common Stock as provided under this Article II. At the Effective Time, the stock transfer books of Seller shall be closed, and there shall be no registration of transfers on the stock transfer books of Seller of shares of Seller Common Stock.

5 Section 2.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Buyer Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, Buyer shall pay or cause to be paid to each Holder who would otherwise receive a fractional share of Buyer Common Stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in Buyer Common Stock to which such Holder would otherwise be entitled by the Buyer Average Stock Price. Section 2.04 Treatment of Seller Equity Awards. (a) At the Effective Time, each option granted by Seller to purchase shares of Seller Common Stock under the Seller Stock Plans, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time (a “Seller Stock Option”) shall be canceled and converted into the right to receive from Buyer a cash payment equal to the product of (a) the difference, if positive, between (i) the Per Share Cash Equivalent Consideration and (ii) the exercise price of the Seller Stock Option immediately prior to the Effective Time, multiplied by (b) the number of shares of Seller Common Stock underlying such Seller Stock Option immediately prior to the Effective Time, rounding up to the nearest cent. Any Seller Stock Option with an exercise price that equals or exceeds the Per Share Cash Equivalent Consideration shall be canceled with no consideration being paid to the option holder with respect to such Seller Stock Option. Buyer shall pay, or cause to be paid, the consideration described in this Section 2.04 within 10 Business Days following the Effective Time. Buyer and its Affiliates shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration described in this Section 2.04 all such amounts as it is required to deduct and withhold under the Code or any provisions of applicable Law in respect of Taxes. To the extent that amounts are so deducted or withheld and deducted pursuant to this Section 2.04 and remitted to the appropriate Governmental Authority, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. (b) At the Effective Time, each share of Seller Common Stock subject to vesting, repurchase or other lapse restriction (a “Seller Restricted Stock Award”), that was outstanding as of immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, become fully vested effective as of immediately prior to the Effective Time and each such Seller Restricted Stock Award shall be treated as a share of Seller Common Stock for all purposes of this Agreement, including the right to receive the Merger Consideration in accordance with the terms hereof. (c) At the Effective Time, each restricted stock unit granted by Seller (a “Seller RSU Award” and, together with the Seller Stock Options and Seller Restricted Stock Awards, the “Seller Equity Awards”) that was outstanding as of immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, be cancelled as of the Effective Time and converted into the right to receive the Merger Consideration in respect of each share of Seller Common Stock underlying the Seller RSU Award as of immediately prior to the Effective Time.

6 (d) For purposes of this Section 2.04, the Seller Equity Awards may be net settled in respect of applicable withholding Taxes, if any, provided such withheld amounts are remitted by Buyer to the appropriate Governmental Authority. (e) As of the Effective Time, the Seller Stock Plans and Seller Equity Awards (following the treatment specified in Section 2.04(a) through Section 2.04(c)). shall be terminated, effective as of the Closing Date and contingent upon the occurrence of the Closing, and no further options, shares of restricted stock, restricted stock units, equity interests or other equity awards or rights with respect to shares of capital stock of Seller shall be granted thereunder. (f) At or prior to the Effective Time, Seller, the board of directors of Seller or its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 2.04. Section 2.05 Plan of Reorganization. It is intended that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. Section 2.06 Exchange Procedures. Buyer shall appoint an Exchange Agent following the execution of this Agreement. As promptly as practicable after the Effective Time, the Exchange Agent will mail or otherwise cause to be delivered to each Holder appropriate and customary transmittal materials, which transmittal materials will be subject to review and comment by Seller, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration (including cash in lieu of fractional shares) as provided for in this Agreement (the “Letter of Transmittal”). Section 2.07 Deposit and Delivery of Merger Consideration. (a) No later than 3 Business Days prior to the Closing Date, Buyer shall (i) deposit, or shall cause to be deposited, with the Exchange Agent stock certificates representing the number of shares of Buyer Common Stock (or otherwise issue an instruction letter regarding the issuance of the Merger Consideration in book entry to Holders) and cash sufficient to deliver the Merger Consideration together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.03 (collectively, the “Exchange Fund”), and (ii) instruct the Exchange Agent to pay such Merger Consideration and cash in lieu of fractional shares in accordance with this Agreement as promptly as practicable after the Effective Time and conditioned upon receipt of a properly completed Letter of Transmittal to the extent required. The Exchange Agent and Buyer, as the case may be, shall not be obligated to deliver the Merger Consideration to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates or Book-Entry Shares representing the shares of Seller Common Stock for exchange as provided in this Article II, or an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by Buyer or the Exchange Agent.

7 (b) Any portion of the Exchange Fund that remains unclaimed by a Holder for one year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to Buyer. Any Holder who has not theretofore complied with this Section 2.07 shall thereafter look only to Buyer for the Merger Consideration, any cash in lieu of fractional shares to be issued or paid in consideration of Seller Common Stock, and any dividends or distributions to which such Holder is entitled in respect of each share of Seller Common Stock such Holder held immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates or Book- Entry Shares for shares of Seller Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Buyer Common Stock or cash would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by the law of abandoned property and any other applicable Law, become the property of Buyer (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party shall be liable to any Holder represented by any Certificate or Book- Entry Share for any amounts delivered to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Buyer and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of Seller Common Stock represented by any Certificate or Book-Entry Share, Buyer and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto. (c) Buyer or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as Buyer is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by Buyer or the Exchange Agent, as applicable. Section 2.08 Rights of Certificate Holders after the Effective Time. (a) All shares of Buyer Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by Buyer in respect of the Buyer Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Buyer Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the Buyer Common Stock shall be paid to any Holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be issued and/or paid to the Holder of the certificates representing whole shares of Buyer Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to

8 such whole shares of Buyer Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Buyer Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender. For the avoidance of doubt, Holders shall not have any right to participate in any dividends or other distributions declared by Buyer in respect of the Buyer Common Stock if the record date of such dividend or distribution is prior to the Effective Time. (b) In the event of a transfer of ownership of a Certificate representing Seller Common Stock that is not registered in the stock transfer records of Seller, the proper amount of cash and/or shares of Buyer Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such Seller Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered Holder of the Certificate or establish to the satisfaction of Buyer that the Tax has been paid or is not applicable. Section 2.09 Anti-Dilution Provisions. If the number of shares of Buyer Common Stock or Seller Common Stock issued and outstanding prior to the Effective Time shall be increased or decreased, or changed into or exchanged for a different number of kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, reclassification, or similar transaction, or there shall be any extraordinary dividend or distribution with respect to such stock, and the record date therefor shall be prior to the Effective Time, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of Seller Common Stock the same economic effect as contemplated by this Agreement prior to such event. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Except as Previously Disclosed, Seller hereby represents and warrants to Buyer as follows: Section 3.01 Organization, Standing, and Power. (a) Status of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Alabama, is authorized under the Laws of the State of Alabama to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its Assets and to conduct its business in the manner in which its business is now being conducted in all material respects. Seller is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of its Assets or conduct of its business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. Seller is a bank holding company duly registered with the Federal Reserve under the BHC Act. True, complete and correct copies of the articles of incorporation and the bylaws of Seller, each as in effect as of the date of this Agreement, have been delivered or made available to Buyer.

9 (b) Status of Seller Bank. Seller Bank is a direct, wholly owned Subsidiary of Seller, is duly organized, validly existing and in good standing under the Laws of the State of Alabama, is authorized under the Laws of the State of Alabama to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its properties and to conduct its business in the manner in which its business is now being conducted in all material respects. Seller Bank is authorized by the Alabama State Banking Department (“ASBD”) and the FDIC to engage in the business of banking as an Alabama state-chartered bank. Seller Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of its properties or conduct of its business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. True, complete and correct copies of the articles of incorporation and bylaws of Seller Bank, each as in effect as of the date of this Agreement, have been delivered or made available to Buyer. Section 3.02 Capital Stock. (a) The authorized capital stock of Seller consists of 30,000,000 shares of Seller Common Stock with voting rights, 5,000,000 shares of non-voting common stock and 2,000,000 shares of preferred stock. As of March 24, 2025, there are 9,922,180 shares of Seller Common Stock issued and outstanding. There are no shares of Seller Common Stock held by any of Seller’s Subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers). Seller Disclosure Schedule 3.02(a) sets forth, as March 24, 2025, the name and address, as reflected on the books and records of Seller, of each Holder, and the number of shares of Seller Common Stock held by each such Holder. The issued and outstanding shares of Seller Common Stock are duly authorized, validly issued, fully paid, non-assessable, and have not been issued in violation of nor are they subject to preemptive rights of any Seller stockholder. All shares of Seller’s capital stock issued and outstanding have been issued in material compliance with and not in violation of any applicable federal or state securities Laws. (b) Except as set forth in Seller Disclosure Schedule 3.02(b), there are no outstanding shares of capital stock of any class, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock based performance units, agreements, arrangements, commitments, or understandings to which Seller or any of its Subsidiaries is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of Seller or any of Seller’s Subsidiaries or obligating Seller or any of Seller’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, Seller or any of Seller’s Subsidiaries. Except for the Seller DRIP, there are no obligations, contingent or otherwise, of Seller or any of Seller’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of Seller Common Stock or capital stock of any of Seller’s Subsidiaries or any other securities of Seller or any of Seller’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution, or otherwise) in any such Subsidiary or any other entity. Except for the Seller Voting Agreements, there are no agreements, arrangements, or other understandings with respect to the voting of Seller’s capital stock and there are no agreements or arrangements under which Seller is obligated to register the sale of any of its securities under the Securities Act.

10 (c) Except as set forth in Seller Disclosure Schedule 3.02(c), Seller is not a party to any agreement that provides holders of Seller Common Stock with rights as holders of Seller Common Stock that are in addition to those provided by Seller’s articles of incorporation, Seller’s bylaws, or by applicable Law. Section 3.03 Subsidiaries. (a) Seller Disclosure Schedule 3.03(a) sets forth a complete and accurate list of all Subsidiaries of Seller, including the jurisdiction of organization and all jurisdictions in which any such entity is qualified to do business and the number of shares or other equity interests in such Subsidiary held by Seller. Except as set forth in Seller Disclosure Schedule 3.03(a), (i) Seller owns, directly or indirectly, all of the issued and outstanding equity securities of each Subsidiary of Seller, (ii) all of the equity securities of each such Subsidiary held by Seller, directly or indirectly, are validly issued, fully paid, non-assessable and are not subject to preemptive or similar rights, and (iii) all of the equity securities of each Subsidiary that is owned, directly or indirectly, by Seller or any Subsidiary thereof, are free and clear of all Liens, other than restrictions on transfer under applicable securities or banking Laws. Neither Seller nor any of its Subsidiaries has any trust preferred securities or other similar securities outstanding. (b) Neither Seller nor any of Seller’s Subsidiaries owns any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) other than Seller Bank. Except as set forth in Seller Disclosure Schedule 3.03(b), neither Seller nor any Subsidiary of Seller beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind. Section 3.04 Minute Books. Seller has made available to Buyer a complete and correct copy of the minute books of Seller and each of its Subsidiaries, and the stock ledgers and stock transfer books of Seller and each of its Subsidiaries. The minute books of Seller and each of its Subsidiaries contain records of all meetings held by, and all other corporate or similar actions of, their respective stockholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate in all material respects. The stock ledgers and the stock transfer books of Seller and each of its Subsidiaries contain records of the ownership of the equity securities of Seller and each of its Subsidiaries, which records are complete and accurate in all material respects. Section 3.05 Corporate Authority. Subject only to the receipt of the Requisite Seller Stockholder Approval at the Seller Meeting, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Seller and the board of directors of Seller on or prior to the date hereof. The board of directors of Seller has directed that this Agreement be submitted to Seller’s stockholders for approval at a meeting of the stockholders and, except for the receipt of the Requisite Seller Stockholder Approval in accordance with the ABCL and Seller’s charter and bylaws, no other vote or action of the stockholders of Seller is required by Law, the charter or bylaws of Seller or otherwise to approve this Agreement and the transactions contemplated hereby. Seller has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Buyer, this Agreement is a valid and legally binding obligation of Seller, enforceable in accordance with its terms (except to the extent that validity and

11 enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy (the “Enforceability Exception”)). Section 3.06 No Conflicts; Regulatory Approvals. (a) No Conflicts. Subject to the receipt of the Requisite Seller Stockholder Approval, the Consents referenced in Section 3.06(b), and as set forth on Seller Disclosure Schedule 3.06(a), the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller do not and will not (1) constitute a breach or violation of, or a default under, the charter, bylaws or similar governing documents of Seller or any of its respective Subsidiaries, (2) violate any Law applicable to Seller or any of its Subsidiaries, or any of their Assets, (3) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation (which, in each case, would reasonably be expected to have a material impact on Seller or a penalty in excess of $50,000) under any Permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement, or other instrument or obligation of Seller or any of its Subsidiaries or to which Seller or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (4) require the Consent of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, Permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation the failure to obtain which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. (b) Regulatory Approvals. Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state securities Laws, the rules of NYSE, Nasdaq, the TBCA, the ABCL, the BHC Act, the Bank Merger Act, the Riegle-Neal Interstate Banking and Branching Efficiency Act, and the Requisite Regulatory Approvals, no notice to, filing with, or Consent of, any Governmental Authority or any third party is necessary for the consummation by Seller or Seller Bank, as applicable, of the Mergers and other transactions contemplated in this Agreement. As of the date hereof, Seller has no Knowledge of any reason why (i) the Requisite Regulatory Approvals will not be received in order to permit consummation of the Mergers on a timely basis, or (ii) a Burdensome Condition would be imposed. Section 3.07 Reports; Financial Statements; Internal Controls. (a) SEC Reports. Seller has filed all required reports, forms, schedules, registration statements, and other documents with the SEC that it has been required to file since January 1, 2022 and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such required reports, forms, schedules, registration statements, and other documents or pay such fees and assessments has not had or would not reasonably be expected to have, either individually or in the aggregate, a material impact on the operations or financial condition of Seller. As of their respective dates of filing with the SEC (or, if amended or

12 superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Seller’s SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Reports, and none of the Seller’s SEC Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) Seller Financial Statements. The Seller Financial Statements included or incorporated by reference in the Seller’s SEC Reports (i) are true, accurate and complete in all material respects, and have been prepared from, and are in accordance with, the Books and Records of the Seller and its Subsidiaries, (ii) have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements and with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to the interim financial statements for the omission of footnotes, and (iii) fairly present in all material respects the consolidated financial condition of the Seller and its Subsidiaries as of the respective dates set forth therein and the consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows of the Seller and its Subsidiaries for the respective periods set forth therein, subject in the case of the interim Financial Statements to year-end adjustments. The Seller Financial Statements to be prepared after the date of this Agreement and prior to the Closing (A) will be true, accurate and complete in all material respects, and will be prepared from, and will be in accordance with, the Books and Records of the Seller and its Subsidiaries, (B) will have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements and with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to unaudited financial statements for the omission of footnotes, and (C) will fairly present in all material respects the consolidated financial condition of Seller and its Subsidiaries as of the respective dates set forth therein and the consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows of the Seller and its Subsidiaries for the respective periods set forth therein, subject in the case of unaudited financial statements to year-end adjustments. (c) Call Reports. The financial statements contained in the Call Reports of Seller Bank for the periods ended on or after December 31, 2022, (i) are true, accurate and complete in all material respects, (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes, and (iii) fairly present in all material respects the financial condition of Seller Bank as of the respective dates set forth therein and the results of operations and stockholders’ equity for the respective periods set forth therein, subject to year-end adjustments. The financial statements contained in the Call Reports of Seller Bank to be prepared after the date of this Agreement and prior to the Closing (A) will be true, accurate and complete in all material respects, (B) will have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes, and (C) will fairly present in all material respects the financial condition of Seller Bank as of the respective dates set forth therein and the results of operations and stockholders’ equity of Seller Bank for the respective periods set forth therein,

13 subject to year-end adjustments. (d) Records. The records, systems, controls, data and information of the Seller and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of a Seller Entity or its accountants (including all means of access thereto and therefrom), except where such non-exclusive ownership and non-direct control has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller. Seller and Seller Bank (i) have implemented, and maintain, disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) to ensure the reliability of the Seller Financial Statements and to ensure that information relating to the Seller Entities is made known to the principal executive officer, principal financial officer, or other members of executive management of Seller by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) have disclosed, based on its most recent evaluation prior to the date hereof, to Seller’s outside auditors and the audit committee of the board of directors of Seller (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 13d-15(f) of the Exchange Act) that would be reasonably likely to adversely affect Seller’s ability to record, process, summarize and report financial information, and (B) to the Knowledge of Seller, any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal controls over financial reporting. To the Knowledge of Seller, there is no reason to believe that Seller’s outside auditors, its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due, if required. (e) Systems and Processes. Seller and each of its Subsidiaries has in place sufficient systems and processes that are customary for a financial institution the size of Seller and its Subsidiaries and that are designed in all material respects to (i) provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Seller Financial Statements and such Seller Entity’s financial statements, including the Call Reports, (ii) in a timely manner accumulate and communicate to Seller and such Subsidiary’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in Seller Financial Statements and such Subsidiary’s financial statements, including the Call Reports, or any forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports or documents required to be filed or provided to any Governmental Authority, (iii) ensure access to Seller and its Subsidiaries’ Assets is permitted only in accordance with management’s authorization, and (iv) ensure the reporting of such Assets is compared with existing Assets at regular intervals. Since December 31, 2022, neither Seller nor any of its Subsidiaries nor, to Seller’s Knowledge, any Representative of Seller or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of Seller Financial Statements, any financial statements of any Subsidiary of Seller, including the Call Reports, or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Seller or its Subsidiaries or their respective internal accounting controls, including any complaint,

14 allegation, assertion or claim that Seller or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing Seller or any of its Subsidiaries, whether or not employed by Seller or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Seller or any of its officers, directors or employees to the board of directors of Seller or any of its Subsidiaries or any committee thereof, or, to the Knowledge of Seller, to any director or officer of Seller or any of its Subsidiaries. To Seller’s Knowledge, there has been no instance of fraud by Seller or any of its Subsidiaries, whether or not material. (f) Auditor Independence. The independent registered public accounting firm engaged to express its opinion with respect to the Seller Financial Statements included in the Seller’s SEC Reports is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X. As of the date hereof, the external auditor for Seller and the Seller Bank has not resigned or been dismissed as a result of or in connection with any disagreements with Seller or Seller Bank on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Section 3.08 Regulatory Reports. Since January 1, 2023, Seller and its Subsidiaries have timely filed with the Federal Reserve, the FDIC, the ASBD, the SEC, and any SRO and any other applicable Governmental Authority, in correct form, the material reports, registration statements, and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified Seller or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of Seller, threatened an investigation into the business or operations of Seller or any of its Subsidiaries since January 1, 2023. Subject to Section 9.11, there is no material and unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Seller or any of its Subsidiaries. Section 3.09 Absence of Certain Changes or Events. Except as set forth in Seller Disclosure Schedule 3.09, the Seller Financial Statements, Seller’s SEC Reports or as otherwise contemplated by this Agreement, since December 31, 2023, (a) Seller and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business, and (b) there have been no events, changes, or circumstances which have had, or are reasonable likely to have, individually or in the aggregate, a Material Adverse Effect with respect to Seller. Section 3.10 Legal Proceedings. (a) Except as set forth in Seller Disclosure Schedule 3.10(a), there are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, Orders to show cause, market conduct examinations, notices of non-compliance, or other proceedings of any nature pending or, to the Knowledge of Seller, threatened against Seller or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such, or to which Seller or any of its Subsidiaries or any of their current or former director or executive officer, in their

15 capacities as such, is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, Orders to show cause, market conduct examinations, notices of non-compliance, or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement. (b) Subject to Section 9.11, there is no material Orders or regulatory restriction imposed upon Seller or any of its Subsidiaries, or the assets of Seller or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Entity or any of its Subsidiaries or affiliates), and neither Seller nor any of its Subsidiaries has been advised of the threat of any such action, other than any such Order that is generally applicable to all Persons in businesses similar to that of Seller or any of Seller’s Subsidiaries. Section 3.11 Compliance With Laws. (a) Seller and each of its Subsidiaries is, and has been since January 1, 2023, in compliance in all material respects with all applicable federal, state, local, and foreign Laws, rules, or Orders applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing, or business practices and all agency requirements relating to the origination, sale, and servicing of mortgage loans. Neither Seller nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations, and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records, and (iii) the exercise of due diligence in identifying customers. (b) Seller and each of its Subsidiaries have all material Permits and Orders of, and each has made all filings, applications, and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such Permits and Orders are in full force and effect and, to Seller’s Knowledge, no suspension or cancellation of any of them is threatened. (c) Neither Seller nor any of its Subsidiaries has received, since January 1, 2023, written or, to Seller’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is materially in non-compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any Permit, except, in either case, where the matters referenced in such notification would not be reasonably expected to result in a Material Adverse Effect in respect of Seller or its Subsidiaries. Section 3.12 Seller Material Contracts; Defaults.

16 (a) Except as set forth in Seller Disclosure Schedule 3.12(a), neither Seller nor any of its Subsidiaries is a party to, bound by, or subject to any agreement, contract, arrangement, commitment, or understanding (whether written or oral) (i) which would entitle any present or former director, officer, employee, consultant, or agent of Seller or any of its Subsidiaries to indemnification from Seller or any of its Subsidiaries; (ii) which grants any right of first refusal, right of first offer, or similar right with respect to any assets or properties of Seller or its respective Subsidiaries; (iii) related to the borrowing by Seller or any of its Subsidiaries of money other than those entered into in the Ordinary Course of Business and any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the Ordinary Course of Business; (iv) which provides for payments to be made by Seller or any of its Subsidiaries upon a change in control thereof; (v) relating to the lease of personal property having a value in excess of $100,000 individually or $200,000 in the aggregate; (vi) relating to any joint venture, partnership, limited liability company agreement, or other similar agreement or arrangement; (vii) which relates to capital expenditures and involves future payments in excess of $100,000 individually or $200,000 in the aggregate; (viii) which relates to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Business; (ix) which is not terminable on 60 days or less notice and involving the payment of more than $200,000 per annum; (x) which contains a non- compete, or client or customer non-solicit requirement, or any other provision that restricts the conduct of any line of business by Seller or any of its Affiliates or upon consummation of the Merger will restrict the ability of the Surviving Entity or any of its Affiliates to engage in any line of business (including, for the avoidance of doubt, any exclusivity provision granted in favor of any third party) or which grants any right of first refusal, right of first offer, or similar right or that limits or purports to limit the ability of Seller or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, Buyer or any of its Subsidiaries) to own, operate, sell, transfer, pledge, or otherwise dispose of any assets or business; or (xi) pursuant to which Seller or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity. Each contract, arrangement, commitment, or understanding of the type described in this Section 3.12(a) is listed in Seller Disclosure Schedule 3.12(a) and is referred to herein as a “Seller Material Contract.” Seller has previously made available to Buyer true, complete and correct copies of each such Seller Material Contract, including any and all amendments and modifications thereto. (b) Each Seller Material Contract is valid and binding on Seller and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and is in full force and effect and enforceable in accordance with its terms (assuming the due execution by each other party thereto, provided that Seller hereby represents and warrants that, to its Knowledge, each Seller Material Contract is duly executed by all such parties), subject to the Enforceability Exception and except where the failure to be valid, binding, enforceable, and in full force and effect, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to Seller; and neither Seller nor any of its Subsidiaries is in default under any Seller Material Contract or other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), to which it is a party, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default. To the Knowledge of Seller, no power of attorney or similar authorization given directly or indirectly by Seller or any of its Subsidiaries is currently outstanding.

17 (c) Seller Disclosure Schedule 3.12(c) sets forth a true and complete list of all Seller Material Contracts pursuant to which Consents, waivers, or notices are or may be required to be given thereunder, in each case, prior to the performance by Seller of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby. Section 3.13 Agreements with Regulatory Agencies. Subject to Section 9.11, neither Seller nor any of its Subsidiaries is subject to any cease-and-desist or other Order issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any Order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each a “Seller Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of Seller’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business, or operations, nor has Seller or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing, initiating, ordering, requesting, recommending or otherwise proceeding with (or is considering the appropriateness of any of the aforementioned actions) any Seller Regulatory Agreement. To Seller’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to Seller or any of its Subsidiaries. Section 3.14 Brokers; Fairness Opinion. Neither Seller nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Seller has engaged, and will pay a fee or commission to Performance Trust Capital Partners in accordance with the terms of that certain engagement agreement between Seller and Performance Trust Capital Partners, complete and correct copies of which has been previously delivered by Seller to Buyer. Seller has received the opinion of Performance Trust Capital Partners, and has delivered a copy of such opinion to Buyer, to the effect that, as of the date of such opinion and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Seller Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified. Section 3.15 Employee Benefit Plans. (a) Seller Disclosure Schedule 3.15(a) sets forth a true and complete list of each Seller Benefit Plan. For purposes of this Agreement, “Seller Benefit Plans” means all benefit and compensation plans, contracts, policies, or arrangements (i) covering current or former employees or their beneficiaries and dependents of Seller, any of its Subsidiaries, or any of Seller’s related organizations described in Code Sections 414(b), (c), (m), or (o), or any entity which is considered one employer with Seller, any of its Subsidiaries, or Controlled Group Members under Section 4001 of ERISA or Section 414 of the Code (“ERISA Affiliates”) (such current employees collectively, the “Seller Employees”), (ii) covering current or former directors or their beneficiaries and dependents of Seller, any of its Subsidiaries, or ERISA Affiliates, or (iii) with respect to which Seller or any of its Subsidiaries has or may have any liability or contingent liability (including liability arising from ERISA Affiliates) including, but not limited to,

18 “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, employment, severance, change-of-control, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus plans, retirement plans, and other policies, plans, or arrangements whether or not subject to ERISA. (b) With respect to each Seller Benefit Plan, Seller has made available to Buyer true and complete copies of such Seller Benefit Plan, any trust instruments, insurance contracts, or other funding arrangements forming a part of any Seller Benefit Plans and all amendments thereto, summary plan descriptions and summary of material modifications, IRS Form 5500 (for the three most recently completed plan years), the most recent IRS determination, opinion, notification and advisory letters, with respect thereto and any correspondence from any regulatory agency. In addition, with respect to the Seller Benefit Plans for the three most recently completed plan years, any plan financial statements and accompanying accounting reports, service contracts, fidelity bonds, and employee and participant annual QDIA notice, safe harbor notice, or fee disclosures notices under 29 CFR 2550.404a-5, and nondiscrimination testing data and results under Code Sections 105(h), 125, 129, 401(k), and 401(m), as applicable, have been provided to Buyer. (c) All Seller Benefit Plans are, in all material respects, in compliance in form and operation with all applicable Laws, including ERISA and the Code. Each Seller Benefit Plan which is intended to be qualified under Section 401(a) of the Code (“Seller 401(a) Plan”) has received a favorable opinion, determination, or advisory letter from the IRS, and, to the Knowledge of Seller, there is not any circumstance that could reasonably be expected to result in revocation of any such favorable determination, opinion, or advisory letter or the loss of the qualification of such Seller 401(a) Plan under Section 401(a) of the Code, and nothing has occurred that would reasonably be expected to result in the Seller 401(a) Plan ceasing to be qualified under Section 401(a) of the Code. All Seller Benefit Plans have been administered in all material respects in accordance with their terms. There are no pending litigation or regulatory actions or, to the Seller’s Knowledge, threatened litigation relating to the Seller Benefit Plans. Neither Seller nor any of its Subsidiaries has engaged in a transaction with respect to any Seller Benefit Plan, including a Seller 401(a) Plan that could subject Seller or any of its Subsidiaries to a material tax or penalty under any Law including, but not limited to, Section 4975 of the Code or Section 502(i) of ERISA. No Seller 401(a) Plan has been submitted under or been the subject of an IRS voluntary compliance program submission that is still outstanding or that has not been fully corrected in accordance with a compliance statement issued by the IRS with respect to any applicable failures. There are neither any audits, inquiries or proceedings pending or threatened by the IRS or the Department of Labor with respect to any Seller Benefit Plan nor current, pending, or threatened investigations by the IRS or the Department of Labor with respect to any Seller Benefit Plan. (d) No liability under Title IV of ERISA has been or is expected to be incurred by Seller, any of its Subsidiaries or any ERISA Affiliates with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Seller, any of its Subsidiaries, or any ERISA Affiliates. Neither Seller nor any ERISA Affiliate has ever maintained, sponsored, or contributed to, or been obligated to contribute to a plan subject to Title IV of ERISA or Section 412 of the Code. None of Seller or any ERISA Affiliate has contributed to (or been obligated to contribute to) a “multiemployer plan” within the meaning of Section 3(37) of ERISA at any time. Neither Seller

19 nor any of its Subsidiaries or ERISA Affiliates have incurred, and there are no circumstances under which they could reasonably be expected to incur, liability under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). Neither Seller nor any of its Subsidiaries has ever sponsored, maintained, or participated in a multiple employer welfare arrangement as defined in ERISA Section 3(40). No notice of a “reportable event” within the meaning of Section 4043 of ERISA has been required to be filed for any Seller Benefit Plan or by any ERISA Affiliate or will be required to be filed, in either case, in connection with the transactions contemplated by this Agreement. (e) All contributions required to be made with respect to all Seller Benefit Plans have been timely made. No Seller Benefit Plan or single employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 3012 of ERISA and no ERISA Affiliate has an outstanding funding waiver. (f) Except as set forth in Seller Disclosure Schedule 3.15(f), no Seller Benefit Plan provides life insurance, medical, surgical, hospitalization or other employee welfare benefits to any Seller Employee, or any of their affiliates, upon or following his or her retirement or termination of employment for any reason, except as may be required by Law. (g) All Seller Benefit Plans that are group health plans have been operated in all material respects in compliance with the group health plan continuation requirements of Section 4980B of the Code and all other applicable sections of ERISA and the Code, and no liabilities arising under Code Section 4980H have occurred. Seller may amend or terminate any such Seller Benefit Plan at any time without incurring any liability thereunder for future benefits coverage at any time after such termination. (h) Except as otherwise provided for in this Agreement (including Exhibit C) or as set forth in Seller Disclosure Schedule 3.15(h), neither the execution of this Agreement, stockholder approval of this Agreement, or consummation of any of the transactions contemplated by this Agreement (individually or in conjunction with any other event) will (i) entitle any current or former Seller Employee to retention or other bonuses, parachute payments, non-competition payments, or any other payment, (ii) entitle any current or former Seller Employee to unemployment compensation, severance pay or any increase in severance pay upon any termination of employment, (iii) accelerate the time of payment or vesting (except as required by Law) or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any of the Seller Benefit Plans, (iv) result in any breach or violation of, or a default under, any of the Seller Benefit Plans, (v) result in any payment of any amount that would, individually or in combination with any other such payment, be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, or (vi) limit or restrict the right of Seller or, after the consummation of the transactions contemplated hereby, Buyer or any of its Subsidiaries, to merge, amend or terminate any of the Seller Benefit Plans. (i) Except as set forth in Seller Disclosure Schedule 3.15(i), (i) each Seller Benefit Plan that is a non-qualified deferred compensation plan or arrangement within the meaning of Section 409A of the Code, and any underlying award, is in compliance in all respects with Section 409A of the Code and (ii) no payment or award that has been made to any participant

20 under a Seller Benefit Plan is subject to the interest and penalties specified in Section 409A(a)(1)(B) of the Code. Neither Seller nor any of its Subsidiaries (x) has any obligation to reimburse or indemnify any participant in a Seller Benefit Plan for any of the interest or penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future, or (y) except as set forth in Seller Disclosure Schedule 3.15(i), has been required to report to any Governmental Authority any correction or taxes due as a result of a failure to comply with Section 409A of the Code. (j) No Seller Benefit Plan provides for the gross-up or reimbursement of any Taxes imposed by Section 4999 of the Code or otherwise, and neither Seller nor any of its Subsidiaries has any obligation to reimburse or indemnify any party for such Taxes. (k) Seller has made available to Buyer copies of any Code Section 280G calculations (whether or not final) with respect to the disqualified individuals referenced in such calculations in connection with the transactions contemplated by this Agreement. (l) Seller Disclosure Schedule 3.15(l) contains a schedule showing the monetary amounts payable or potentially payable, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement) under any employment, change-in-control, severance, or similar contract, plan, or arrangement with or which covers any present or former director, officer, employee, or consultant of Seller or any of its Subsidiaries who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any Seller Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such Person, specifying the assumptions in such schedule and providing estimates of other required contributions to any trusts for any related fees or expenses. (m) Seller and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for Seller or any of its Subsidiaries for purposes of each Seller Benefit Plan, ERISA, and the Code. Section 3.16 Labor Matters. Neither Seller nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is there any proceeding pending or, to Seller’s Knowledge threatened, asserting that Seller or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Seller or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute against Seller pending or, to Seller’s Knowledge, threatened, nor to Seller’s Knowledge is there any activity involving Seller Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. To its Knowledge, Seller and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for Seller or any of its Subsidiaries for purposes of federal and state unemployment compensation Laws, workers’ compensation Laws, and the rules and regulations of the U.S. Department of Labor. To Seller’s Knowledge, no officer of Seller or any of its Subsidiaries is in material violation of any employment contract, confidentiality, non-competition agreement, or any other restrictive covenant.

21 Section 3.17 Environmental Matters. (a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller, Seller and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, including obtaining, maintaining, and complying with all Permits required under Environmental Laws for the operation of their respective businesses, (b) there is no action or investigation by or before any Governmental Authority relating to or arising under any Environmental Laws that is pending or, to the Knowledge of Seller, threatened against Seller or any of its Subsidiaries or any real property or facility presently owned, operated, or leased by Seller or any of its Subsidiaries, (c) neither Seller nor any of its Subsidiaries has received any notice of or is subject to any material liability, settlement, or Order involving uncompleted, outstanding, or unresolved requirements relating to or arising under Environmental Laws, (d) to the Knowledge of Seller, there have been no releases of Hazardous Substances at, on, under or affecting any of the real properties or facilities presently owned, operated or leased by Seller or any of its Subsidiaries in an amount or condition that has resulted in or would reasonably be expected to result in material liability to Seller or any of its Subsidiaries relating to or arising under any Environmental Laws, and (e) to the Knowledge of Seller, there are no underground storage tanks on, in or under any property currently owned, operated or leased by Seller or any of its Subsidiaries. Section 3.18 Tax Matters. (a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller, each of Seller and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all income and other material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in compliance with all applicable Laws. All Taxes due and owing by Seller or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. Neither Seller nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. Neither Seller nor any of its Subsidiaries has ever received written notice of any claim by any Governmental Authority in a jurisdiction where Seller or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of Seller or any of its Subsidiaries. (b) Seller and each of its Subsidiaries have properly withheld and, to the extent required by applicable Law, paid over to the appropriate Governmental Authority all Taxes required to have been withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person, and have complied in all material respects with all applicable reporting requirements related to such Taxes. (c) No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending, nor has any Tax audit or administrative or judicial Tax proceedings threatened in writing, in each case, with respect to Taxes of Seller or any of its Subsidiaries. Within the prior three completed tax years prior to the date hereof, neither Seller nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority

22 (including jurisdictions where Seller or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review with respect to Taxes or (ii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Seller or any of its Subsidiaries or regarding the assets of Seller or its Subsidiaries other than, in either case of (ii) or (iii), Taxes which have been fully paid or settled. (d) Seller has delivered or made available to Buyer true and complete copies of all income and other material foreign, federal, state, or local Tax Returns filed with respect to Seller or any of its Subsidiaries, and of all examination reports and statements of deficiencies assessed against or agreed to by Seller, in each case with respect to income Taxes, for taxable periods ended on or after December 31, 2021. (e) Neither Seller nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension is still in effect. Neither Seller nor any of its Subsidiaries has requested or obtained a private letter ruling or closing agreement from the Internal Revenue Service or any other taxing authority. (f) Neither Seller nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). (g) Neither Seller nor any of its Subsidiaries is (or has been) a party to or otherwise bound by any Tax allocation, Tax indemnification, Tax sharing, or similar agreement (other than such an agreement exclusively between or among Seller and its Subsidiaries or an agreement entered into in the Ordinary Course of Business and not primarily concerning Taxes). Neither Seller nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or been included in a combined, consolidated or unitary income Tax Return (other than a group the common parent of which was Seller), or (ii) has any liability for the Taxes of any Person (other than Seller and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of foreign, state, or local Law), as a transferee or successor, by assumption, by contract (other than contracts entered into in the Ordinary Course of Business and not primarily related to Taxes), or otherwise. (h) The unpaid Taxes of Seller and each of its Subsidiaries (a) did not, as of the most recent Financial Statements as of the date hereof, exceed the reserve determined in accordance with GAAP for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) and (b) will not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller and each Subsidiary in filing its Tax Returns. Since January 1, 2023, neither Seller nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business. (i) Neither Seller nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting pursuant to Section 481 of the Code (or any corresponding or similar provision of

23 foreign, state, or local Law) for a taxable period ending on or prior to the Effective Time; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of foreign, state, or local Law) executed prior to the Effective Time; (iii) intercompany transaction or any excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of foreign, state, or local Law); (iv) use of an improper method of accounting for a taxable period ending prior to the Effective Time; (v) use of the cash method of accounting, percentage of completion method of accounting, completed contract method of accounting, or long-term contract method of accounting prior to the Effective Time; (vi) installment sale or open transaction disposition made prior to the Effective Time; or (vii) prepaid amount received prior to the Effective Time. (j) Since January 1, 2023, neither Seller nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. (k) At no time has Seller ever elected to be an “S corporation” (Subchapter S corporation) under Sections 1361 and 1362 of the Code for federal income Tax purposes. (l) Neither Seller nor any of its Subsidiaries has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Section 1.6011-4(b)(1) of the Regulations. (m) Neither Seller nor any of its Subsidiaries (i) is (or has been) a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is (or has been) a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) maintains or has ever maintained a “permanent establishment” (within the meaning of an applicable United States income Tax treaty) or office or fixed place of business in a country other than the United States of America. Seller does not and has not owned any interest in a non-U.S. entity that is properly classified as equity for U.S. federal income tax purposes. (n) Neither Seller nor any of its Subsidiaries has taken or agreed to take any action, and to the Knowledge of Seller, there is no fact or circumstance, that would be reasonably likely to prevent the Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Section 3.19 Investment Securities. Seller Disclosure Schedule 3.19 sets forth as of February 28, 2025, the Seller Investment Securities, as well as any purchases or sales of Seller Investment Securities between December 31, 2024 to and including February 28, 2025, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values, fair values and coupon rates, and any gain or loss with respect to any Seller Investment Securities sold during such time period between December 31, 2024 to and including February 28, 2025. Neither Seller nor any of its Subsidiaries owns any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker, or any other financial institution other than Seller Bank.

24 Section 3.20 Derivative Transactions. (a) All Derivative Transactions entered into by Seller or any of its Subsidiaries or for the account of any of its customers were entered into in accordance in all material respects with applicable Laws and regulatory policies of any Governmental Authority, and in accordance in all material respects with the investment, securities, commodities, risk management, and other policies, practices and procedures employed by Seller or any of its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. Seller and each of its Subsidiaries have duly performed, in all material respects, all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of Seller, there are no material breaches, violations, or defaults or allegations or assertions of such by any party thereunder. (b) Each Derivative Transaction in excess of $500,000 is listed in Seller Disclosure Schedule 3.20(b), and the financial position of Seller or its Subsidiaries under or with respect to each has been reflected in the books and records of Seller or its Subsidiaries in accordance with GAAP in all material respects, and no material open exposure of Seller or its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists, except as set forth in Seller Disclosure Schedule 3.20(b). Section 3.21 Regulatory Capitalization. Seller and Seller Bank are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations. Section 3.22 Loans; Nonperforming and Classified Assets. (a) Seller Disclosure Schedule 3.22(a) sets forth all Seller Loans which, as of February 28, 2025, were over 30 days or more delinquent in payment of principal or interest. Set forth in Seller Disclosure Schedule 3.22(a) is a true, correct and complete list of (A) all of the Loans of Seller and its Subsidiaries that, as of February 28, 2025, were classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Seller Bank or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Seller Loan and the identity of the borrower thereunder, together with the aggregate principal amount of such Seller Loans by category of Seller Loan (e.g., commercial, consumer, etc.), and (B) each Seller Loan classified by Seller Bank as a Troubled Debt Restructuring as defined by GAAP. (b) Seller Disclosure Schedule 3.22(b) identifies each asset of Seller or any of its Subsidiaries that as of February 28, 2025 was classified as other real estate owned (“OREO”) and the book value thereof as of February 28, 2025 as well as any assets classified as OREO between December 31, 2024 and February 28, 2025 and any sales of OREO between December 31, 2024 and February 28, 2025, reflecting any gain or loss with respect to any OREO sold. (c) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller, each Loan held in Seller’s or any of its Subsidiaries’ loan portfolio (each a “Seller Loan”) (i) is evidenced by notes, agreements, or other evidences of indebtedness that are true, genuine, and what they purport to be, (ii) to the extent secured, is and

25 has been secured by valid Liens which have been perfected and (iii) is a legal, valid, and binding obligation of Seller or any Subsidiary and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject to Enforceability Exceptions. (d) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller, all currently outstanding Seller Loans were solicited, originated, and currently exist in material compliance with all applicable requirements of Law and the notes or other credit or security documents with respect to each such outstanding Seller Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the Seller Loans that are not reflected in the written records of Seller or its Subsidiaries, as applicable. All such Seller Loans are owned by Seller or its Subsidiaries free and clear of any Liens other than a blanket lien on qualifying loans provided to the Federal Home Loan Bank of Atlanta. (e) Neither Seller nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates Seller or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of Seller or any of its Subsidiaries, unless there is a material breach of a representation or covenant by Seller or any of its Subsidiaries, and none of the agreements pursuant to which Seller or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan. (f) Neither Seller nor any of its Subsidiaries is now nor has it ever been since January 1, 2023, subject to any fine, suspension, settlement, or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans. (g) There are no outstanding Loans made by Seller or Seller Bank to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of any Seller, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom. Section 3.23 Allowance for Loan and Lease Losses. The allowances for loan and lease losses as reflected in the latest balance sheets included in the Seller Financial Statements were, in the opinion of management, as of the date thereof, in compliance in all material respects with Seller Bank’s existing methodology for determining the adequacy of its allowance for loan and lease losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board, and GAAP. Section 3.24 Trust Business; Administration of Fiduciary Accounts. Except as set forth on Seller Disclosure Schedule 3.24, neither Seller nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator, or investment advisor.

26 Section 3.25 Investment Management and Related Activities. Except as set forth in Seller Disclosure Schedule 3.25, none of Seller, any Subsidiary or any of their respective directors, officers, or employees is required to be registered, licensed, or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person, or in any similar capacity with a Governmental Authority. Section 3.26 Repurchase Agreements. With respect to all agreements pursuant to which Seller or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Seller or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. Section 3.27 Deposit Insurance. The deposits of Seller Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and Seller Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to Seller’s Knowledge, threatened. Section 3.28 Community Reinvestment Act, Anti-money Laundering and Customer Information Security. Neither Seller nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters, and neither Seller nor any of its Subsidiaries has Knowledge that any facts or circumstances exist which would cause Seller or any of its Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in material violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any Order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. Furthermore, the boards of directors of Seller and its Subsidiaries have implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act. Section 3.29 Transactions with Affiliates. Except as set forth in Seller Disclosure Schedule 3.29, there are no outstanding amounts payable to or receivable from, or advances by Seller or any of its Subsidiaries to, and neither Seller nor any of its Subsidiaries is otherwise a creditor or debtor to (a) any director, executive officer, 5% or greater stockholder of Seller or any of its Subsidiaries or to any of their respective Affiliates or Associates, other than as part of the normal and customary terms of such person’s employment or service as a director with Seller or any of its Subsidiaries and other than deposits held by Seller Bank in the Ordinary Course of

27 Business, or (b) any other Affiliate of Seller or any of its Subsidiaries. Except as set forth in Seller Disclosure Schedule 3.29, neither Seller nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers, or other Affiliates. All agreements between Seller Bank and any of its Affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, in all material respects with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the Federal Reserve Act. Section 3.30 Tangible Properties and Assets. (a) Seller Disclosure Schedule 3.30(a) sets forth a true, correct, and complete list of all real property owned by Seller and each of its Subsidiaries. Except as set forth in Seller Disclosure Schedule 3.30(a), Seller or its Subsidiaries has good and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property, and other assets (tangible or intangible), used, occupied, and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent, and (ii) easements, rights of way, and other similar Liens that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. There is no pending or, to Seller’s Knowledge, threatened legal, administrative, arbitral, or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that Seller or any of its Subsidiaries owns, uses, or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. (b) Seller Disclosure Schedule 3.30(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses, and other agreements under which Seller or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and neither Seller nor any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of, any, default or termination with respect to any Lease. To Seller’s Knowledge, there has not occurred any event and no condition exists that would constitute a termination event or a breach by Seller or any of its Subsidiaries of, or default by Seller or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease. To Seller’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement, or condition contained in such Lease. Seller and each of its Subsidiaries has paid all rents and other charges to the extent due under the Leases. True and complete copies of all Leases for, or other documentation evidencing ownership of or a leasehold interest in, the properties listed in Seller Disclosure Schedule 3.30(b), have been furnished or made available to Buyer. Section 3.31 Intellectual Property. Seller Disclosure Schedule 3.31 sets forth a true, complete and correct list of all Seller Intellectual Property. Seller or its Subsidiaries owns or has a valid license to use all Seller Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). The Seller Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of Seller and its Subsidiaries as currently conducted. The Seller Intellectual Property is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither Seller nor any of its Subsidiaries has received notice challenging

28 the validity or enforceability of Seller Intellectual Property. None of Seller or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by Seller of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which Seller or any of its Subsidiaries is a party and pursuant to which Seller or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software, and neither Seller nor any of its Subsidiaries has received notice challenging Seller’s or any of its Subsidiaries’ license or legally enforceable right to use any such third-party intellectual property rights. The consummation of the transactions contemplated hereby will not result in the material loss or impairment of the right of Seller or any of its Subsidiaries to own or use any of Seller Intellectual Property. Section 3.32 Insurance. (a) Seller Disclosure Schedule 3.32(a) identifies all of the insurance policies, binders or bonds currently maintained by Seller and its Subsidiaries (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination, dates and any pending claims thereunder involving more than $50,000. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller, Seller and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of Seller reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect, neither Seller nor any Subsidiary has received notice of cancellation of any of the Insurance Policies or is otherwise aware that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and neither Seller nor any of its Subsidiaries is in material default thereunder, and all claims thereunder have been filed in due and timely fashion in all material respects. (b) Seller Disclosure Schedule 3.32(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by Seller or its Subsidiaries, including the value of its BOLI as of the end of the month prior to the date hereof. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Seller Financial Statements in accordance with GAAP. All BOLI is owned solely by Seller Bank, no other Person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under such BOLI. Neither Seller nor any of Seller’s Subsidiaries has any outstanding borrowings secured in whole or part by its BOLI. Section 3.33 Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price,” or other form of antitakeover statute or regulation is applicable to this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby. Section 3.34 Seller Information. The information relating to Seller and its Subsidiaries that is provided by or on behalf of Seller for inclusion in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to Seller’s stockholders and as of the date of the Seller Meeting, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain

29 any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any Seller SEC Report as of a later date shall be deemed to modify information provided as of an earlier date. The portions of the Proxy Statement- Prospectus relating to Seller and Seller’s Subsidiaries and other portions thereof within the reasonable control of Seller and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder. Section 3.35 Transaction Costs. Seller Disclosure Schedule 3.35 sets forth estimated attorneys’ fees, investment banking fees, accounting fees, and other costs or fees of Seller and its Subsidiaries that, based upon reasonable inquiry, are expected to be paid or accrued through the Closing Date in connection with the Merger and the other transactions contemplated by this Agreement. Section 3.36 No Other Representations or Warranties. Except for the representations and warranties made by Seller in this Article III, the representations and warranties made by Seller or Seller Bank in the Bank Plan of Merger and the disclosures contained in the Seller Disclosure Schedule, neither Seller nor any other Person makes any express or implied representation or warranty with respect to Seller, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), or prospects, and Seller hereby disclaims any such other representations or warranties. Seller acknowledges and agrees that neither Buyer nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article IV and in the Buyer Disclosure Schedule. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Except as Previously Disclosed, Buyer hereby represents and warrants to Seller as follows: Section 4.01 Organization, Standing and Power. (a) Status of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, is authorized under the Laws of the State of Tennessee to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its Assets and to conduct its business in the manner in which its business is now being conducted in all material respects. Buyer is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of its Assets or conduct of its business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. Buyer is a bank holding company duly registered with the Federal Reserve under the BHC Act. True, complete and correct copies of the articles of incorporation and the bylaws of Buyer, each as in effect as of the date of this Agreement, have been delivered or made available to Buyer. (b) Status of FirstBank. FirstBank is a direct, wholly owned Subsidiary of Buyer, is

30 duly organized, validly existing and in good standing under the Laws of the State of Tennessee, is authorized under the Laws of the State of Tennessee to engage in its business as currently conducted and otherwise has the corporate power and authority to own, lease and operate all of its properties and to conduct its business in the manner in which its business is now being conducted in all material respects. FirstBank is authorized by the Tennessee Department of Financial Institutions (“TDFI”) and the FDIC to engage in the business of banking as a Tennessee state- chartered bank. FirstBank is duly qualified or licensed to transact business as a foreign corporation in good standing in each jurisdiction in which its ownership of its properties or conduct of its business requires such qualification or licensure, except where failure to be so qualified or licensed has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. True, complete and correct copies of the articles of incorporation and bylaws of FirstBank, each as in effect as of the date of this Agreement, have been delivered or made available to Seller. Section 4.02 Capital Stock. The authorized capital stock of Buyer consists of 75,000,000 shares of Buyer Common Stock, and 2,000,000 shares of preferred stock. As of March 24, 2025, there are 46,617,705 shares of Buyer Common Stock issued and outstanding, 3,522,952 shares of Buyer Common Stock were reserved for issuance under employee benefit plans, and no shares of preferred stock were issued and outstanding. The issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, non-assessable, and have not been issued in violation of nor are they subject to preemptive rights of any Buyer stockholder. All shares of Buyer’s capital stock issued and outstanding have been issued in material compliance with and not in violation of any applicable federal or state securities Laws. The shares of Buyer Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights. Buyer owns all of the issued and outstanding shares of FirstBank common stock. Section 4.03 Corporate Authority. Subject only to the receipt of the Requisite Buyer Shareholder Approval at the Buyer Meeting, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Buyer and the board of directors of Buyer on or prior to the date hereof. Buyer has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Seller, this Agreement is a valid and legally binding obligation of Buyer, enforceable in accordance with its terms (except to the extent that validity and enforceability may be limited by Enforceability Exceptions). Section 4.04 Reports; Financial Statements; Internal Controls. (a) SEC Reports. Buyer has filed all required reports, forms, schedules, registration statements, and other documents with the SEC that it has been required to file since January 1, 2023 and has paid all fees and assessments due and payable in connection therewith, except where the failure to file such required reports, forms, schedules, registration statements, and other documents or pay such fees and assessments has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Buyer’s SEC Reports complied as

31 to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, and none of the Buyer’s SEC Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) Buyer Financial Statements. The Buyer Financial Statements included or incorporated by reference in the Buyer’s SEC Reports (i) are true, accurate and complete in all material respects, and have been prepared from, and are in accordance with, the Books and Records of the Buyer and its Subsidiaries, (ii) have been prepared in accordance with GAAP, regulatory accounting principles and the applicable accounting requirements and with the published rules and regulations of the SEC, in each case, consistently applied except as may be otherwise indicated in the notes thereto and except with respect to the interim financial statements for the omission of footnotes, and (iii) fairly present in all material respects the consolidated financial condition of the Buyer and its Subsidiaries as of the respective dates set forth therein and the consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows of the Buyer and its Subsidiaries for the respective periods set forth therein, subject in the case of the interim Financial Statements to year-end adjustments. (c) Call Reports. The financial statements contained in the Call Reports of FirstBank for the periods ended on or after December 31, 2022, (i) are true, accurate and complete in all material respects, (ii) have been prepared in accordance with GAAP and regulatory accounting principles consistently applied, except as may be otherwise indicated in the notes thereto and except for the omission of footnotes, and (iii) fairly present in all material respects the financial condition of FirstBank as of the respective dates set forth therein and the results of operations and stockholders’ equity for the respective periods set forth therein, subject to year-end adjustments. (d) Records. The records, systems, controls, data and information of the Buyer and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of a Buyer Entity or its accountants (including all means of access thereto and therefrom), except where such non-exclusive ownership and non-direct control has not had or would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. Buyer and FirstBank (i) have implemented, and maintain, disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) to ensure the reliability of the Buyer Financial Statements and to ensure that information relating to the Buyer Entities is made known to the principal executive officer, principal financial officer, or other members of executive management of Buyer by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (ii) have disclosed, based on its most recent evaluation prior to the date hereof, to Buyer’s outside auditors and the audit committee of the board of directors of Buyer (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rules 13a-15(f) and 13d-15(f) of the Exchange Act) that would be reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information, and (B) to the Knowledge of Buyer, any fraud, whether or not material, that involves management

32 or other employees who have a significant role in Buyer’s internal controls over financial reporting. To the Knowledge of Buyer, there is no reason to believe that Buyer’s outside auditors, its principal executive officer and principal financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due, if required. (e) Systems and Processes. Buyer and each of its Subsidiaries has in place sufficient systems and processes that are customary for a financial institution the size of Buyer and its Subsidiaries and that are designed in all material respects to (i) provide reasonable assurances regarding the reliability of financial reporting and the preparation of the Buyer Financial Statements and such Buyer Entity’s financial statements, including the Call Reports, (ii) in a timely manner accumulate and communicate to Buyer and such Subsidiary’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in Buyer Financial Statements and such Subsidiary’s financial statements, including the Call Reports, or any forms, filings, registrations, submissions, statements, certifications, returns, information, data, reports or documents required to be filed or provided to any Governmental Authority, (iii) ensure access to Buyer and its Subsidiaries’ Assets is permitted only in accordance with management’s authorization, and (iv) ensure the reporting of such Assets is compared with existing Assets at regular intervals. Since December 31, 2022, neither Buyer nor any of its Subsidiaries nor, to Buyer’s Knowledge, any Representative of Buyer or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the adequacy of such systems and processes or the accuracy or integrity of Buyer Financial Statements, any financial statements of any Subsidiary of Buyer, including the Call Reports, or the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Buyer or its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Buyer or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing Buyer or any of its Subsidiaries, whether or not employed by Buyer or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors or employees to the board of directors of Buyer or any of its Subsidiaries or any committee thereof, or, to the Knowledge of Buyer, to any director or officer of Buyer or any of its Subsidiaries. To Buyer’s Knowledge, there has been no instance of fraud by Buyer or any of its Subsidiaries, whether or not material. (f) Auditor Independence. The independent registered public accounting firm engaged to express its opinion with respect to the Buyer Financial Statements included in the Buyer’s SEC Reports is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X. As of the date hereof, the external auditor for Buyer and FirstBank has not resigned or been dismissed as a result of or in connection with any disagreements with Buyer or FirstBank on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Section 4.05 No Conflicts; Regulatory Approvals. (a) No Conflicts. Subject to the receipt of the Requisite Buyer Shareholder Approval, the Consents referenced in Section 4.05(b), and as set forth on Buyer Disclosure Schedule 4.05(a),

33 the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer do not and will not (1) constitute a breach or violation of, or a default under, the charter, bylaws or similar governing documents of Buyer or any of its respective Subsidiaries, (2) violate any Law applicable to Buyer or any of its Subsidiaries, or any of their Assets, (3) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation (which, in each case, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer) under any Permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement, or other instrument or obligation of Buyer or any of its Subsidiaries or to which Buyer or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (4) require the Consent of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, Permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation the failure to obtain which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer. (b) Regulatory Approvals. Other than in connection or compliance with the provisions of the Securities Laws (including the filing and declaration of effectiveness of the Registration Statement), applicable state securities Laws, the rules of NYSE, Nasdaq, the TBCA, the ABCL, the BHC Act, the Bank Merger Act, the Riegle-Neal Interstate Banking and Branching Efficiency Act, and the Requisite Regulatory Approvals, no notice to, filing with, or Consent of, any Governmental Authority or any third party is necessary for the consummation by Buyer or FirstBank, as applicable, of the Mergers and other transactions contemplated in this Agreement. As of the date hereof, Buyer has no Knowledge of any reason why the Requisite Regulatory Approvals will not be received in order to permit consummation of the Mergers on a timely basis. Section 4.06 Regulatory Reports. Since January 1, 2023, Buyer and its Subsidiaries have timely filed with the Federal Reserve, the FDIC, the TDFI, the SEC, and any SRO and any other applicable Governmental Authority, in correct form, the material reports, registration statements, and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified Buyer or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of Buyer, threatened an investigation into the business or operations of Buyer or any of its Subsidiaries since January 1, 2023. Subject to Section 9.11, there is no material and unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Buyer or any of its Subsidiaries. Section 4.07 Buyer Information. The information relating to Buyer and its Subsidiaries that is provided by or on behalf of Buyer for inclusion in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to Seller’s stockholders and as of the date of the Seller

34 Meeting, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any Buyer SEC Report as of a later date shall be deemed to modify information provided as of an earlier date. The portions of the Proxy Statement- Prospectus relating to Buyer and Buyer’s Subsidiaries and other portions thereof within the reasonable control of Buyer and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder. Section 4.08 Absence of Certain Changes or Events. Except as set forth in the Buyer Financial Statements, Buyer’s SEC Reports or as otherwise contemplated by this Agreement, since December 31, 2024, (a) Buyer and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business, and (b) there have been no events, changes, or circumstances which have had, or are reasonable likely to have, individually or in the aggregate, a Material Adverse Effect with respect to Buyer. Section 4.09 Compliance with Laws. (a) Buyer and each of its Subsidiaries is, and has been since January 1, 2023, in compliance in all material respects with all applicable federal, state, local, and foreign Laws, rules, or Orders applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing, or business practices and all agency requirements relating to the origination, sale, and servicing of mortgage loans. Neither Buyer nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations, and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records, and (iii) the exercise of due diligence in identifying customers. (b) Buyer and each of its Subsidiaries have all material Permits and Orders of, and each has made all filings, applications, and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such Permits and Orders are in full force and effect and, to Buyer’s Knowledge, no suspension or cancellation of any of them is threatened. (c) Neither Buyer nor any of its Subsidiaries has received, since January 1, 2023, written or, to Buyer’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is materially in non-compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any Permit, except, in either case, where the matters referenced in such notification would not be reasonably expected to result in a Material Adverse

35 Effect in respect of Buyer or its Subsidiaries. Section 4.10 Legal Proceedings. (a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer, there are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, Orders to show cause, market conduct examinations, notices of non-compliance, or other proceedings of any nature pending or, to the Knowledge of Buyer, threatened against Buyer or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such, or to which Buyer or any of its Subsidiaries or any of their current or former director or executive officer, in their capacities as such, is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, Orders to show cause, market conduct examinations, notices of non-compliance, or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement. (b) Subject to Section 9.11, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer, there is no material Orders or regulatory restriction imposed upon Buyer or any of its Subsidiaries, or the assets of Buyer or any of its Subsidiaries, and neither Buyer nor any of its Subsidiaries has been advised of the threat of any such action, other than any such Order that is generally applicable to all Persons in businesses similar to that of Buyer or any of its Subsidiaries. Section 4.11 Agreements with Regulatory Agencies. Subject to Section 9.11, neither Buyer nor any of its Subsidiaries is subject to any cease-and-desist or other Order issued by, or is a party to any written agreement, consent agreement, or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any Order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each a “Buyer Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of Buyer’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business, or operations, nor has Buyer or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing, initiating, ordering, requesting, recommending or otherwise proceeding with (or is considering the appropriateness of any of the aforementioned actions) any Buyer Regulatory Agreement. To Buyer’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to Buyer or any of its Subsidiaries. Section 4.12 Brokers; Fairness Opinion. Neither Buyer nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Buyer has engaged, and will pay a fee or commission to Keefe, Bruyette & Woods, Inc. Prior to the execution of this Agreement, the board of directors of Buyer has received the opinion of Keefe, Bruyette & Woods, Inc. to the effect that, as of the date of such opinion and based upon and subject to the qualifications and assumptions set forth therein, the Exchange Ratio is fair, from a financial point of view, to Buyer,

36 and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified. Section 4.13 Tax Matters. (a) Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer, each of Buyer and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all income and other material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Laws. All Taxes due and owing by Buyer or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. Neither Buyer nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. Neither Buyer nor any of its Subsidiaries has ever received written notice of any claim by any Governmental Authority in a jurisdiction where Buyer or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of Buyer or any of its Subsidiaries. (b) Buyer and each of its Subsidiaries have properly withheld and, to the extent required by applicable Law, paid over to the appropriate Governmental Authority all Taxes required to have been withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other Person, and have complied in all material respects with all applicable reporting requirements related to such Taxes. (c) Neither Buyer nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which waiver or extension is still in effect. (d) Neither Buyer nor any of its Subsidiaries is (or has been) a party to or otherwise bound by any Tax allocation, Tax indemnification, Tax sharing, or similar agreement (other than such an agreement exclusively between or among Buyer and its Subsidiaries or an agreement entered into in the Ordinary Course of Business and not primarily concerning Taxes). Neither Buyer nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or been included in a combined, consolidated or unitary income Tax Return (other than a group the common parent of which was Buyer), or (ii) has any liability for the Taxes of any Person (other than Buyer and its Subsidiaries) under Regulations Section 1.1502- 6 (or any similar provision of foreign, state, or local Law), as a transferee or successor, by assumption, by contract (other than contracts entered into in the Ordinary Course of Business and not primarily related to Taxes), or otherwise. (e) Since January 1, 2023, neither Buyer nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code. (f) Neither Buyer nor any of its Subsidiaries has been a party to any “reportable

37 transaction,” as defined in Section 6707A(c)(1) of the Code and Section 1.6011-4(b)(1) of the Regulations. (g) Neither Buyer nor any of its Subsidiaries has taken or agreed to take any action, and to the Knowledge of Buyer, there is no fact or circumstance, that would be reasonably likely to prevent the Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Section 4.14 Regulatory Capitalization. Buyer and FirstBank are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations. Section 4.15 Loan Portfolio. (a) The allowances for loan and lease losses as reflected in the latest balance sheets included in the Buyer Financial Statements were, in the opinion of management, as of the date thereof, in compliance in all material respects with FirstBank’s existing methodology for determining the adequacy of its allowance for loan and lease losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board, and GAAP. (b) FirstBank has established commercially reasonable processes and procedures intended to verify that, at the time of origination, each Loan held in FirstBank’s loan portfolio (each a “Buyer Loan”) (i) is evidenced by notes, agreements, or other evidences of indebtedness that are true, genuine, and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected and (iii) is a legal, valid, and binding obligation of Buyer or any Subsidiary and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject to Enforceability Exceptions. (c) Neither Buyer nor any of its Subsidiaries is now nor has it ever been since January 1, 2023, subject to any fine, suspension, settlement, or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans. Section 4.16 Deposit Insurance. The deposits of FirstBank are insured by the FDIC in accordance with the FDIA to the fullest extent permitted by Law, and FirstBank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to Buyer’s Knowledge, threatened. Section 4.17 Community Reinvestment Act, Anti-money Laundering and Customer Information Security. Neither Buyer nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters, and neither Buyer nor any of its Subsidiaries has Knowledge that any facts or circumstances exist which would cause Buyer or any of its Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than

38 “satisfactory”; or (ii) to be deemed to be operating in material violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any Order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. Furthermore, the boards of directors of Buyer and its Subsidiaries have implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act. Section 4.18 Transactions with Affiliates. All agreements between FirstBank and any of its Affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, in all material respects with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the Federal Reserve Act, and have been disclosed in the Buyer SEC Reports if and when required. Section 4.19 No Other Representations or Warranties. Except for the representations and warranties made by Buyer in this Article IV and for the disclosures contained in the Buyer Disclosure Schedule, neither Buyer nor any other Person makes any express or implied representation or warranty with respect to Buyer, its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), or prospects, and Buyer hereby disclaims any such other representations or warranties. Buyer acknowledges and agrees that neither Seller nor any other Person has made or is making any express or implied representation or warranty other than those contained in Article III and in the Seller Disclosure Schedule. ARTICLE V COVENANTS Section 5.01 Covenants. (a) Affirmative Covenants of Seller. During the period from the date of this Agreement and continuing until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated or permitted by this Agreement (including as set forth in the Seller Disclosure Schedule), required by Law or with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall carry on its business, including the business of each of its Subsidiaries, in the Ordinary Course of Business in all material respects and consistent with prudent banking practice. Without limiting the generality of the foregoing, Seller will use commercially reasonable efforts to (i) preserve its business organizations and assets intact, (ii) keep available to itself and Buyer the present services of the current officers and employees of Seller and its Subsidiaries, (iii) preserve for itself and Buyer the goodwill of its customers, employees, lessors and others with whom business relationships exist, and (iv) continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans.

39 (b) Seller Negative Covenants. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (x) as set forth in any Seller Disclosure Schedule under this Section 5.01(b), (y) as otherwise expressly required by this Agreement, or (z) consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned, or delayed), Seller shall not and shall not permit its Subsidiaries to: (i) Stock. Except for the issuance of Seller Common Stock upon the vesting or settlement of Seller Equity Awards outstanding as of the date of this Agreement pursuant to their terms and the withholding of Seller Common Stock incurred in connection with such vesting or settlement and the Seller DRIP, (A) issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, or (B) directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase, or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock or any Rights issued and outstanding prior to the Effective Time. (ii) Dividends; Other Distributions. Except for regular dividends paid in accordance with the procedures set forth on Seller Disclosure Schedule 5.01(b)(ii), and dividends from Subsidiaries to Seller, make, declare, pay, or set aside for payment of dividends payable in cash, stock, or property on or in respect of, or declare or make any distribution on, any shares of its capital stock. (iii) Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, compensatory, severance, retention, or similar agreements or arrangements with any director, officer, or employee of Seller or any of its Subsidiaries, or grant any salary, wage, or fee increase or increase any employee benefit or pay any incentive or bonus payments, except, in each case, (A) normal increases in base salary to employees in the Ordinary Course of Business and pursuant to policies in effect as of the date of this Agreement, provided that, such increases shall not result in an annual adjustment when comparing the year ended December 31, 2024 to the year ending December 31, 2025 (which includes base salary and any other compensation other than bonus payments) of more than 6% in the aggregate for all employees of Seller or any of its Subsidiaries other than annual increases in base compensation and year-end bonuses disclosed in Seller Disclosure Schedule 5.01(b)(iii), (B) as specifically provided for by this Agreement (including, without limitation, as contemplated by Section 5.10 of this Agreement and Exhibit C), (C) as may be required by Law, (D) to satisfy the contractual obligations existing as of the date hereof set forth on Seller Disclosure Schedule 3.15(l), or (E) as otherwise set forth in Seller Disclosure Schedule 5.01(b)(iii). (iv) Hiring. Hire any person as an employee or officer of Seller or any of its Subsidiaries, except for at-will employment at an annual rate of base salary not to exceed $100,000 to fill vacancies that may arise from time to time in the Ordinary Course of Business.

40 (v) Benefit Plans. Enter into, establish, adopt, amend, modify, or terminate (except (A) as may be required by or to make consistent with applicable Law, subject to the provision of prior written notice to and consultation with respect thereto with Buyer, (B) to satisfy contractual obligations existing as of the date hereof and set forth in Seller Disclosure Schedule 5.01(b)(v), (C) as previously disclosed to Buyer and set forth in Seller Disclosure Schedule 5.01(b)(v), (D) normal renewals without material changes of terms or (E) as may be required pursuant to the terms of this Agreement) any Seller Benefit Plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer, or employee of Seller or any of its Subsidiaries. (vi) Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date hereof and set forth in Seller Disclosure Schedule 5.01(b)(vi), pay, loan or advance any amount to, or sell, transfer, or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business. (vii) Dispositions. Except in the Ordinary Course of Business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business, or properties or cancel or release any indebtedness owed to Seller or any of its Subsidiaries. (viii) Acquisitions. Acquire or agree to acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, debt, business, deposits, or properties of any other entity or Person, except for purchases specifically approved by Buyer pursuant to any other applicable paragraph of this Section 5.01. (ix) Capital Expenditures. Make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate, provided that Buyer shall be deemed to have consented to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property if it has not responded to Seller within two Business Days of its receipt of a written request from Seller requesting such capital expenditure. (x) Governing Documents. Amend Seller’s charter or bylaws or any equivalent documents of Seller’s Subsidiaries. (xi) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable accounting requirements of any Governmental Authority, in each case, including changes in the interpretation or enforcement thereof.

41 (xii) Contracts. Except as set forth in Seller Disclosure Schedule 5.01(b)(xii), enter into, amend, modify, terminate, extend, or waive any material provision of, any Seller Material Contract, Lease or Insurance Policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses, and leases without material adverse changes of terms with respect to Seller or any of its Subsidiaries, or enter into any contract that would constitute a Seller Material Contract if it were in effect on the date of this Agreement, except for any amendments, modifications or terminations reasonably requested by Buyer. (xiii) Claims. Other than settlement of foreclosure actions in the Ordinary Course of Business, (A) enter into any settlement or similar agreement with respect to any action, suit, proceeding, Order or investigation to which Seller or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement or agreement involves payment by Seller or any of its Subsidiaries of an amount which exceeds $75,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of Seller or any of its Subsidiaries or (B) waive or release any material rights or claims, or agree or consent to the issuance of any Order restricting or otherwise affecting its business or operations. (xiv) Banking Operations. (A) Enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (B) change in any material respect its lending, investment, underwriting, risk and asset liability management, and other banking and operating policies, except as required by applicable Law, regulation, or policies imposed by any Governmental Authority; (C) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; and (D) incur any material liability or obligation relating to retail banking and branch merchandising, marketing, and advertising activities and initiatives except in the Ordinary Course of Business. (xv) Derivative Transactions. Enter into any Derivative Transaction. (xvi) Indebtedness. Incur any indebtedness for borrowed money other than in the Ordinary Course of Business consistent with past practice with a term not in excess of 12 months (other than the purchase of federal funds, Federal Home Loan Bank borrowings, creation of deposit liabilities or sales of certificates of deposit in the Ordinary Course of Business), or incur, assume, or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the Ordinary Course of Business and in accordance with the restrictions set forth in Section 5.01(b)(xix). (xvii) Investment Securities. (i) Other than in accordance with Seller’s investment guidelines, acquire, sell, or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, nor (ii) change the classification method for any of the Seller Investment Securities from “held to maturity”

42 to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320. (xviii) Deposits. Other than in the Ordinary Course of Business, make any changes to deposit pricing. (xix) Loans. Except for loans or extensions of credit approved and/or committed as of the date hereof that are listed in Seller Disclosure Schedule 5.01(b)(xix), (A) make, renew, renegotiate, increase, extend, or modify any (1) unsecured loan (including any extension of credit in connection with an overdraft), if the amount of such unsecured loan, together with any other outstanding unsecured loans made by Seller or any of its Subsidiaries to such borrower or its Affiliates, would be in excess of $500,000, in the aggregate, (2) loan secured by other than a first lien in excess of $500,000, (3) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios, (4) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of $1,250,000, (5) secured loan over $5,000,000, (6) loan that is not made in conformity with Seller’s ordinary course lending policies and guidelines in effect as of the date hereof, or (7) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of Seller or any of its Subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $8,000,000, (B) sell any loan or loan pools in excess of $2,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the Ordinary Course of Business), or (C) acquire any servicing rights, or sell or otherwise transfer any loan where Seller or any of its Subsidiaries retains any servicing rights. Any loan in excess of the limits set forth in this Section 5.01(b)(xix) shall require the prior written approval of the President, Chief Banking Officer or Chief Lending Officer of FirstBank, which approval shall be deemed given if such person does not respond in writing within three (3) Business Days after the complete loan package is delivered to such individual. (xx) Investments or Developments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by Seller or its Subsidiaries. (xxi) Taxes. Except as required by applicable Law, make or change any Tax election; fail to file any Tax Return when due (taking into account timely requested extensions) or fail to remit any Taxes due (whether or not shown on a Tax Return); file any amended Tax Return; adopt or change any Tax accounting method; enter into any closing agreement with respect to Taxes; settle or compromise any liability, claim, audit or assessment with respect to Taxes; agree to any adjustment of any Tax attribute; surrender, offset or reduce any right to claim a refund of Taxes; or consent to any extension or waiver of the statute of limitations relating to Taxes. (xxii) Compliance with Agreements. Commit any act or omission which

43 constitutes a material breach or default by Seller or any of its Subsidiaries under any agreement with any Governmental Authority or under any Seller Material Contract, Lease, or other material agreement or material license to which Seller or any of its Subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits. (xxiii) Environmental Assessments. Foreclose on or take a deed or title to any real estate other than single-family residential properties without first conducting an ASTM International (“ASTM”) E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312 (“Phase I”), or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any Hazardous Substances under conditions that indicate an existing release, a past release, or a material threat of a release of any Hazardous Substances into structures on the property or into the ground, ground water, or surface water of the property. (xxiv) Adverse Actions. Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (A) prevent, delay, or impair Seller’s ability to consummate the Merger or the transactions contemplated by this Agreement or (B) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01. (xxv) [Intentionally Omitted]. (xxvi) Facilities. Except as required by Law, file any application or make any contract or commitment for the opening, relocation, or closing of any, or open, relocate, or close any, branch office, loan production, or servicing facility or automated banking facility, except for any change that may be requested by Buyer. (xxvii) Restructure. Merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries. (xxviii) Commitments. (A) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (B) take any action that is intended or expected to result in any of the conditions to the Merger not being satisfied in any material respect or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law. (c) Buyer Negative Covenants. From the date hereof until the Effective Time, except (x) as otherwise expressly required by this Agreement, or (y) consented to in writing by Seller (which consent shall not be unreasonably withheld, conditioned, or delayed), Buyer shall not and shall not permit its Subsidiaries to: (i) Governing Documents. Amend Buyer’s charter or bylaws in a

44 manner that would adversely affect the economic benefits of the Merger to the holders of Buyer Common Stock or adversely affect the holders of Buyer Common Stock relative to the other holders of Buyer Common Stock. (ii) Dividends; Other Distributions. Except for regular dividends paid in accordance with the procedures set forth on Buyer Disclosure Schedule 5.01(c)(iv), and dividends from Subsidiaries to Buyer, make, declare, pay, or set aside for payment of dividends payable in cash, stock, or property on or in respect of, or declare or make any distribution on, any shares of its capital stock. (iii) Liquidation. Adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of Buyer or FirstBank. (iv) Indebtedness. Incur any indebtedness for borrowed money that would reasonably be expected to prevent Buyer or its Subsidiaries from assuming the Seller’s outstanding indebtedness contemplated by this Agreement. (v) Reorganization Status. Take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Merger and Bank Merger, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. (vi) Adverse Actions. Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (A) prevent, delay, or impair Buyer’s ability to consummate the Merger or the transactions contemplated by this Agreement or (B) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01(c). (vii) Commitments. (A) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (B) take any action that is intended or expected to result in any of the conditions to the Merger not being satisfied in any material respect or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law. Section 5.02 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VI, and shall reasonably cooperate with the other Party to that end. Section 5.03 Stockholder Approval. (a) Following the execution of this Agreement, Seller shall take, in accordance in all material respects with applicable Law and the charter and bylaws of Seller, all action necessary to

45 convene a special meeting of its stockholders as promptly as practicable after the Registration Statement is declared effective by the SEC to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (including the Merger) and any other matters that would otherwise be customarily approved by Seller’s stockholders in order to permit consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “Seller Meeting”) and shall take all lawful action to solicit such approval by such stockholders. Seller shall use its reasonable best efforts to obtain the Requisite Seller Stockholder Approval to consummate the Merger and the other transactions contemplated hereby, and shall ensure that the Seller Meeting is called, noticed, convened, held, and conducted, and that all proxies solicited by Seller in connection with the Seller Meeting are solicited in the manner contemplated by the Proxy Statement-Prospectus and in compliance in all material respects with the ABCL, the charter and bylaws of Seller, and all other applicable legal requirements. Except with the prior approval of Buyer, no other matters shall be submitted for the approval of Seller stockholders at the Seller Meeting. Following the execution of this Agreement, Buyer shall take, in accordance in all material respects with applicable Law and the charter and bylaws of Buyer, all action necessary to convene a special meeting of its shareholders as promptly as practicable after the Registration Statement is declared effective by the SEC to consider and vote upon the issuance of shares of Buyer Common Stock in connection with the Merger and any other matters that would otherwise be customarily approved by Buyer’s shareholders in order to permit consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “Buyer Meeting”) and shall take all lawful action to solicit such approval by Buyer’s shareholders. Buyer shall use its reasonable best efforts to obtain the Requisite Buyer Shareholder Approval to consummate the Merger and the other transactions contemplated hereby, and shall ensure that the Buyer Meeting is called, noticed, convened, held, and conducted, and that all proxies solicited by Buyer in connection with the Buyer Meeting are solicited in the manner contemplated by the Proxy Statement-Prospectus and in compliance in all material respects with the TBCA, the charter and bylaws of Buyer, and all other applicable legal requirements. Seller and Buyer shall use their reasonable best efforts to cooperate to hold the Seller Meeting and the Buyer Meeting on the same day and at the same time, and to set the same record date for each such meeting. (b) Seller or Buyer, as applicable, shall adjourn or postpone its respective shareholder meeting if, as of the time for which such meeting is originally scheduled there are insufficient shares of Buyer Common Stock or Seller Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Seller shall adjourn or postpone the Seller Meeting if, as of the time for which the Seller Meeting is scheduled, Seller has not recorded proxies representing a sufficient number of shares necessary to obtain the Seller Shareholder Approval. (c) Except to the extent provided otherwise in Section 5.08, the board of directors of Seller shall at all times prior to and during the Seller Meeting recommend approval of this Agreement by the stockholders of Seller and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by Seller’s stockholders for consummation of the Merger and the transactions contemplated hereby (the “Seller Recommendation”) and shall not withhold, withdraw, amend, modify, change, or qualify such recommendation in a manner adverse in any respect to the interests of Buyer or take any other action or make any other public statement inconsistent with such recommendation and the Proxy Statement-Prospectus shall

46 include the Seller Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite Seller Stockholder Approval, Seller will not adjourn or postpone the Seller Meeting unless Seller is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of Seller. Seller shall keep Buyer updated with respect to the proxy solicitation results in connection with the Seller Meeting as reasonably requested by Buyer. (d) Except to the extent provided otherwise in Section 5.08, the board of directors of Buyer shall at all times prior to and during the Buyer Meeting recommend approval of the issuance of shares of Buyer Common Stock in connection with the Merger and any other matters required to be approved by Buyer’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “Buyer Recommendation”) and shall not withhold, withdraw, amend, modify, change, or qualify such recommendation in a manner adverse in any respect to the interests of Seller or take any other action or make any other public statement inconsistent with such recommendation and the Proxy Statement-Prospectus shall include the Buyer Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite Buyer Shareholder Approval, Buyer will not adjourn or postpone the Buyer Meeting unless Buyer is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of Buyer. Buyer shall keep Seller updated with respect to the proxy solicitation results in connection with the Buyer Meeting as reasonably requested by Seller. Section 5.04 Registration Statement; Proxy Statement-Prospectus; NYSE Listing. (a) Buyer and Seller agree to cooperate in the preparation of both the Proxy Statement- Prospectus and the Registration Statement to be filed by Buyer with the SEC in connection with the issuance of Buyer Common Stock in the transactions contemplated by this Agreement (which will include the Proxy Statement-Prospectus and all related documents). Seller shall deliver to Buyer such financial statements and related analysis of Seller, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Seller, as may be required in order to file the Registration Statement, and any other report required to be filed by Buyer with the SEC, in each case, in compliance in all material respects with applicable Laws, and shall, as promptly as practicable following execution of this Agreement, prepare and deliver drafts of such information to Buyer to review. Each of Buyer and Seller agree to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof and to maintain such effectiveness for as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement. Buyer also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” Permits and approvals required to carry out the transactions contemplated by this Agreement. Seller agrees to cooperate with Buyer and Buyer’s counsel and accountants in requesting and obtaining appropriate opinions, Consents, and letters from Seller’s independent auditors in connection with the Registration Statement and the Proxy Statement-Prospectus. After the Registration Statement is declared effective under the Securities Act, (i) Seller, at its own expense, shall promptly mail or cause to be mailed the Proxy Statement-Prospectus to its stockholders, and (ii) Buyer, at its own expense, shall promptly mail or cause to be mailed the Proxy Statement-Prospectus to its shareholders. The form of Proxy Statement-Prospectus that each Party mails to its respective shareholders or stockholders shall be

47 mutually agreed by the Parties. (b) Buyer will use its commercially reasonable efforts to cause the shares of Buyer Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time. Section 5.05 Regulatory Filings; Consents. (a) Each of Buyer and Seller and their respective Subsidiaries shall cooperate and use their respective commercially reasonable efforts (i) to promptly prepare all documentation (including the Registration Statement and the Proxy Statement-Prospectus), and to effect all filings, to obtain all Permits and Consents of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, the Requisite Regulatory Approvals and all other Consents of a Governmental Authority required to consummate the Merger in the manner contemplated herein, (ii) to comply with the terms and conditions of such Permits and Consents and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require Buyer or any of its Subsidiaries or Seller or any of its Subsidiaries to take any non-standard action, or commit to take any such action, or agree to any non-standard condition or restriction, in connection with obtaining the foregoing Permits and Consents of any Governmental Authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to Seller) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of the Surviving Entity or the Surviving Bank, after giving effect to the Merger (“Burdensome Condition”). Buyer and Seller will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of Buyer or Seller to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each Party shall have the right to review and approve in advance all characterizations of the information relating to such Party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, Buyer and Seller shall each furnish to the other for review a copy of each non-confidential portion of such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing. (b) Seller will use its best efforts, and Buyer shall reasonably cooperate with Seller at Seller’s request, to obtain all Consents described on Seller Disclosure Schedule 3.12(c). Each Party will notify the other Party promptly and shall promptly furnish the other Party with copies of notices or other communications received by such Party or any of its Subsidiaries of any communication from any Person alleging that the Consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its Subsidiaries or its representatives). Seller will consult with Buyer and its representatives as often as practicable under the circumstances so as to permit Seller and Buyer and their respective representatives to cooperate to take appropriate measures to obtain such Consents and avoid or mitigate any adverse consequences that may result from the foregoing.

48 Section 5.06 Publicity. Buyer and Seller shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which shall not be unreasonably delayed or withheld; provided, however, that a Party may, without the prior consent of the other Party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Law or the rules and regulations of any stock exchanges. Subject to Seller’s right to reasonably review and comment, is understood that Buyer shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger, and the other transactions contemplated hereby. Section 5.07 Access; Current Information; Accounting Matters. (a) For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, upon reasonable notice and subject to applicable Laws, Seller agrees to afford Buyer and its officers, employees, counsel, accountants, and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to Seller’s and its Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), loan files, information technology systems, business, properties, and personnel and to such other information relating to them as Buyer may reasonably request and Seller shall use its commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and Seller’s privacy policy and, during such period, Seller shall furnish to Buyer, upon Buyer’s reasonable request, all such other information concerning the business, properties and personnel of Seller and its Subsidiaries that is substantially similar in scope to the information provided to Buyer in connection with its diligence review prior to the date of this Agreement. (b) For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, during the period of time from the date of this Agreement to the Effective Time, upon reasonable notice and subject to applicable Laws, Buyer agrees to furnish to Seller and its officers, employees, counsel, accountants, and other authorized representatives such information as Seller may reasonably request concerning the business of Buyer and its Subsidiaries that is substantially similar in scope to the information provided to Seller in connection with its diligence review prior to the date of this Agreement. (c) As promptly as reasonably practicable after they become available, Seller will furnish to Buyer copies of the board packages distributed to the board of directors of Seller or any of its Subsidiaries, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to the board of directors of Seller or any committee thereof relating to the financial performance and risk management of Seller. (d) During the period from the date of this Agreement to the Effective Time, at the reasonable request of either Party, the other Party will cause one or more of its designated representatives to confer with representatives of the requesting Party and to report the general

49 status of the ongoing operations of the other Party and its Subsidiaries. Without limiting the foregoing, Seller agrees to provide to Buyer (i) a copy of each report filed by Seller or any of its Subsidiaries with a Governmental Authority, (ii) a copy of Seller’s monthly loan trial balance, and (iii) a copy of Seller’s monthly statement of condition and profit and loss statement and, if requested by Buyer, a copy of Seller’s daily statement of condition and daily profit and loss statement, in each case, which shall be provided as promptly as reasonably practicable after it is filed or prepared, as applicable. Seller further agrees to provide Buyer, no later than 10 Business Days following the end of each calendar month following the date hereof, any supplements to Seller Disclosure Schedule 3.19, Seller Disclosure Schedule 3.22(a), and Seller Disclosure Schedule 3.22(b) that would be required if the references to February 28, 2025 in each corresponding representation and warranty of Seller were changed to the date of the most recently ended calendar month. (e) No investigation by a Party or its representatives shall be deemed to modify or waive any representation, warranty, covenant, or agreement of the other Party set forth in this Agreement, or the conditions to the respective obligations of Buyer and Seller to consummate the transactions contemplated hereby. (f) Notwithstanding anything to the contrary in this Section 5.07, no Party shall be required to provide the other Party with any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby, that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality (including any confidential supervisory information) or any other matter that its board of directors has been advised by counsel that such distribution to the other Party may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of such Party’s attorney-client privilege. In the event any of the restrictions in this Section 5.07(f) shall apply, such Party shall use its commercially reasonable efforts to provide appropriate Consents necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), and the Parties will make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws. Section 5.08 No Solicitation by Seller; Superior Proposals. (a) Except as permitted by Section 5.08(b), Seller shall not, and shall cause its Subsidiaries and each of their respective officers, directors, and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of Seller or any of Seller’s Subsidiaries (collectively, the “Seller Representatives”) to, directly or indirectly, (i) initiate, solicit, induce, or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Buyer) any information or data with respect to Seller or any of its Subsidiaries or otherwise relating to an Acquisition Proposal (except to notify a Person that has made or, to the knowledge of the Seller, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 5.08); (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to

50 which Seller is a party; or (iv) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle, or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the Seller Representatives, whether or not such Seller Representative is so authorized and whether or not such Seller Representative is purporting to act on behalf of Seller or otherwise, shall be deemed to be a breach of this Agreement by Seller. Seller and its Subsidiaries shall, and shall cause each of the Seller Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal. For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer, or proposal from Buyer), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution, or similar transaction involving Seller or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Seller; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, assets that individually or in the aggregate, constitute 20% or more of the consolidated assets of the Seller; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of Seller or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of Seller or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing. For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and Seller or any of its Subsidiaries, the stockholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding Seller Common Stock or more than 50% of the assets of Seller and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of Seller reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Acquisition Proposal, and (B) as applicable, taking into account any changes to this Agreement proposed by Buyer in writing in response to such Acquisition Proposal, as contemplated by Section 5.08(c), and all financial, legal, regulatory and other aspects of such Acquisition Proposal, including all conditions contained therein and the person making such proposal, is more favorable to the stockholders of Seller from a financial point of view than the Merger. (b) Notwithstanding Section 5.08(a) or any other provision of this Agreement, prior to the date of the Seller Meeting, Seller may take any of the actions described in Section 5.08(a) if, but only if, (i) Seller has received a bona fide unsolicited written Acquisition Proposal that did not

51 result from a breach of Section 5.08(a); (ii) the board of directors of Seller reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) the failure to take such actions more likely than not would result in a violation of its fiduciary duties to Seller’s stockholders under applicable Law; (iii) Seller has provided Buyer with at least two Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to Seller or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, Seller receives from such Person a confidentiality agreement with terms no less favorable to Seller than those contained in the confidentiality agreement with Buyer. Seller shall promptly provide to Buyer any non-public information regarding Seller or its Subsidiaries provided to any other Person that was not previously provided to Buyer, such additional information to be provided no later than the date of provision of such information to such other party. (c) Seller shall promptly (and in any event within 24 hours) notify Buyer in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Seller or the Seller Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer, or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). Seller agrees that it shall keep Buyer informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations, or discussions (including any amendments or modifications to such proposal, offer, or request). (d) Except as provided in Section 5.08(e), neither the board of directors of Seller nor the board of directors of any Subsidiary nor any committee of any boards of directors of Seller or its Subsidiaries shall (i) fail to make, or withdraw (or modify or qualify in any manner adverse to Buyer or publicly propose to withdraw, modify, or qualify in any manner adverse to Buyer), the Seller Recommendation, or the determination of the advisability to its stockholders of the approval of this Agreement and the transactions contemplated hereby, including the Merger, (ii) adopt, approve, or publicly recommend, endorse or otherwise declare advisable any Acquisition Proposal other than the Merger, (iii) fail to include the Seller Recommendation in whole or in part in the Proxy Statement-Prospectus or any filing or amendment or supplement relating thereto, (iv) fail to recommend against any then-pending tender or exchange offer that constitutes an Acquisition Proposal within five Business Days after it is announced, (v) fail to reaffirm, publicly and without qualification, the Seller Recommendation within five Business Days (or such fewer number of days as remains prior to the Seller Meeting) following an Acquisition Proposal, or (vi) make any public statement, filing or release inconsistent with the Seller Recommendation. Each such action set forth in this Section 5.08(d) shall be referred to herein as an “Adverse Seller Recommendation Action.” (e) Notwithstanding Section 5.08(d), prior to the receipt of the Requisite Seller Stockholder Approval, the board of directors of Seller may withdraw, qualify, amend or modify

52 the Seller Recommendation (a “Seller Subsequent Determination”) or cause or permit Seller to terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal in accordance with the terms of Section 7.01(g) after the third Business Day following Buyer’s receipt of a notice (the “Notice of Superior Proposal”) from Seller advising Buyer that the board of directors of Seller has decided (in good faith after consultation with its outside legal counsel and financial advisor) that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of Section 5.08(a)) constitutes a Superior Proposal if, but only if, (i) the board of directors of Seller has determined in good faith, after consultation with and having considered the advice of outside legal and its financial advisor, that the failure to take such actions more likely than not would result in a violation of its fiduciary duties to Seller’s stockholders under applicable Law, (ii) during the five Business Day period after receipt of the Notice of Superior Proposal by Buyer (the “Notice Period”), Seller and the board of directors of Seller shall have cooperated and negotiated in good faith with Buyer to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable Seller to proceed with the Seller Recommendation without a Seller Subsequent Determination; provided, however, that Buyer shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified, or amended terms as may have been proposed by Buyer (which terms must be in writing) since its receipt of such Notice of Superior Proposal, the board of directors of Seller has again in good faith made the determination (A) in clause (i) of this Section 5.08(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, Seller shall be required to deliver a new Notice of Superior Proposal to Buyer and again comply with the requirements of this Section 5.08(e), except that the Notice Period shall be reduced to three Business Days. (f) Except as provided in Section 5.08(g), neither the board of directors of Buyer nor any committee of the Board of Directors of Buyer shall (i) fail to make, or withdraw (or modify or qualify in any manner adverse to Seller or publicly propose to withdraw, modify, or qualify in any manner adverse to Seller), the Buyer Recommendation, or the determination of the advisability to its shareholders of the Buyer Recommendation, (ii) fail to include the Buyer Recommendation in whole or in part in the Proxy Statement-Prospectus or any filing or amendment or supplement relating thereto, or (iii) make any public statement, filing or release inconsistent with the Buyer Recommendation. (g) Notwithstanding Section 5.08(f), prior to the receipt of the Requisite Buyer Stockholder Approval, the board of directors of Buyer may withdraw, qualify, amend or modify the Buyer Recommendation (an “Adverse Buyer Recommendation Action”) if, but only if, (i) the board of directors of Buyer has determined in good faith, after consultation with and having considered the advice of outside legal and, with respect to financial matters, its financial advisor, that the failure to take such actions more likely than not would result in a violation of its fiduciary duties to Buyer’s shareholders under applicable Law, (ii) Buyer has provided Seller at least five Business Days prior written notice of its intention take such action and a reasonable description of the events or circumstances giving rise to its determination to take such action; (iii) during such five Business Day period, Buyer and the board of directors of Buyer shall have cooperated and negotiated in good faith with Seller to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable Buyer to proceed with the Buyer Recommendation without an Adverse Buyer Recommendation Action; provided, however, that

53 Seller shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iv) at the end of such five Business Day period, after taking into account any such adjusted, modified, or amended terms as may have been proposed by Seller (which terms must be in writing), the board of directors of Buyer has again in good faith made the determination in clause (i) of this Section 5.08(g). Section 5.09 Indemnification. (a) For a period of six years from and after the Effective Time, Buyer and Surviving Entity shall indemnify and hold harmless the present and former directors and officers of Seller and its Subsidiaries (each an “Indemnified Party”), against all costs, expenses (including reasonable attorney’s fees), judgments, fines, losses, damages, liabilities, or amounts that are paid in settlement (which settlement shall require the prior written consent of Buyer, which consent shall not be unreasonably withheld) in connection with any pending or threatened claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative or investigative (each a “Claim”), arising in whole or in part out of, or pertaining to, actions or omissions of such persons in the course of performing their duties for Seller or any of its Subsidiaries occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, at, or after, the Effective Time, to the fullest extent permitted under the organizational documents of Seller and its Subsidiaries in effect on the date of this Agreement and the fullest extent permitted by applicable Law. Buyer and Surviving Entity shall also advance expenses as incurred by such Indemnified Party to the fullest extent permitted under the organizational documents of Seller and applicable law provided that the Indemnified Party to whom expense are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. (b) Any Indemnified Party wishing to claim indemnification under this Section 5.09 shall promptly notify Buyer upon learning of any Claim, provided that, failure to so notify shall not affect the obligation of Buyer under this Section 5.09, unless, and only to the extent that, Buyer is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) Buyer shall have the right to assume the defense thereof and Buyer shall not be liable to such Indemnified Party for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Buyer elects not to assume such defense or counsel for the Indemnified Party reasonably advised the Indemnified Party that there are material issues that raise conflicts of interest between Buyer and the Indemnified Party, the Indemnified Party may retain counsel reasonably satisfactory to it, and Buyer shall advance the reasonable fees and expenses of such counsel for the Indemnified Party (ii) the Indemnified Party will cooperate in the defense of any such matter, (iii) Buyer shall not be liable for any settlement effected without its prior written consent, and (iv) Buyer shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws. (c) No later than three Business Days prior to the Closing Date, Buyer will procure,

54 and continue to maintain for a period of six years following the Effective Time, director’s and officer’s liability insurance (herein, “D&O Insurance”) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party, as that coverage currently provided by Seller; provided that, if Buyer is unable to maintain or obtain the insurance called for by this Section 5.09, Buyer will provide as much comparable insurance as is reasonably available (subject to the limitations described below in this Section 5.09(c)); and provided, further, that officers and directors of Seller or its Subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the D&O Insurance for the purpose of obtaining such insurance. In no event shall Buyer be required to expend for such tail insurance a premium amount in excess of an amount equal to 200% of the annual premiums paid by Seller for D&O Insurance in effect as of the date of this Agreement (the “Maximum D&O Tail Premium”). If the cost of such tail insurance exceeds the Maximum D&O Tail Premium, Buyer shall obtain tail insurance coverage or a separate tail insurance policy with the greatest coverage available for a cost not exceeding the Maximum D&O Tail Premium. (d) This Section 5.09 shall survive the Effective Time, is intended to benefit each Indemnified Party and his or her heirs and representatives (each of whom shall be entitled to enforce this Section against Buyer) and shall be binding on all successors and assigns of Buyer. (e) If Buyer or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of Buyer and its Subsidiaries shall assume the obligations set forth in this Section 5.09. Section 5.10 Employees; Benefit Plans. (a) Following the Effective Time, Buyer shall maintain or cause to be maintained employee benefit plans for the benefit of employees who are full time employees of Seller on the Closing Date and who become employees of Buyer (“Covered Employees”) that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash- based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of Buyer; provided, however, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of Buyer. To the extent permissible by applicable Law and the terms of the applicable Seller benefit plans, Buyer shall give the Covered Employees credit for their prior service with Seller (i) for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any qualified or non-qualified employee benefit plan maintained by Buyer and in which Covered Employees may be eligible to participate and (ii) for all purposes under any welfare benefit plans, vacation plans (although Buyer may consider current vacation benefits provided to such employees by Seller), severance plans, and similar arrangements maintained by Buyer. (b) With respect to any employee benefit plan of Buyer that is a health, dental, vision, or other welfare plan in which any Covered Employee is eligible to participate, for the plan year

55 in which such Covered Employee is first eligible to participate, Buyer shall use its commercially reasonable efforts to (i) cause any pre-existing condition limitations, eligibility waiting periods, or evidence of insurability requirements under such Buyer plan to be waived with respect to such Covered Employee and his or her covered dependents to the extent such condition was or would have been covered under the Seller Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time, and (ii) provide each such employee and his or her covered dependents with credit for any co-payments and deductibles paid prior to the Effective Time under a Seller Benefit Plan in satisfying any applicable deductible or out-of-pocket requirements under any Buyer plan in which such employee first become eligible to participate after the Effective Time . (c) Seller shall cause Seller Bank to take all necessary actions to terminate the Southern States Bank 401(k) Plan, effective as the date immediately preceding the Effective Time of the Merger, subject to the occurrence of the Effective Time. Seller shall provide Buyer with copies of the appropriate resolutions terminating such plan (the form and substance of which shall be subject to review and approval by Buyer, which will not be unreasonably withheld) not later than the day immediately preceding the Effective Time. The accounts of all participants and beneficiaries in the Southern States Bank 401(k) Plan shall become fully vested upon termination of such plan. (d) Prior to the Effective Time, Seller shall take, and shall cause its Subsidiaries to take, all actions requested by Buyer that may be necessary or appropriate to, conditioned on the occurrence of the Effective Time, (i) cause one or more Seller Benefits Plans not covered above to terminate as of the Effective Time, or as of the date immediately preceding the Effective Time, (ii) cause benefit accruals and entitlements under any Seller Benefit Plan to cease as of the Effective Time, or as of the date immediately preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any Seller Benefit Plan for such period as may be requested by Buyer, or (iv) facilitate the merger of any Seller Benefit Plan into any employee benefit plan maintained by Buyer. Additionally, Seller and Seller Bank will take any and all actions reasonably requested by Buyer related to ensuring the compliance of all Seller Benefit Plans with applicable law, including but not limited to filing any necessary “top hat” filings or corrections. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 5.10(d) shall be subject to Buyer’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed. (e) Any employee of Seller or Seller Bank that becomes an employee of Buyer or FirstBank at the Effective Time who is terminated within one year following the Effective Time (other than for cause, underperformance, death, disability, normal retirement or voluntarily resignation) shall receive a severance payment calculated in accordance with the policy set forth on Buyer Disclosure Schedule 5.10(e). (f) Nothing in this Section 5.10 shall be construed to limit the right of Buyer (including, following the Closing Date, Seller) to amend or terminate any Seller Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 5.10 be construed to require Buyer (including, following the Closing Date, Seller) to retain the employment of any particular Covered Employee for any fixed period of time following the Closing Date, and the continued retention (or termination)

56 by Buyer of any Covered Employee subsequent to the Effective Time shall be subject in all events to Buyer’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance. (g) To the extent any payments or benefits made with respect to, or which could arise as a result of, this Agreement or the transactions contemplated hereby, could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, Seller shall, prior to the Closing Date, cooperate in good faith with Buyer to effect reasonable measures to minimize any such payments or benefits from being characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code. (h) For purposes of this Section 5.10, (i) “employees of Seller” shall include employees of Seller or any of its Subsidiaries, (ii) “employees of Buyer” shall include employees of Buyer or any of its Subsidiaries, (iii) all references to Seller shall include each of the Subsidiaries of Seller, and (iv) all references to Buyer shall include each of the Subsidiaries of Buyer. Section 5.11 Notification of Certain Changes. Buyer and Seller shall promptly advise the other Party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its or its respective Subsidiaries’ representations, warranties or covenants contained herein and each Party shall provide on a periodic basis written notice to the other Party of any matters that it becomes aware of that should be disclosed on a supplement or amendment to its Disclosure Schedule; provided, that any failure to give notice in accordance with the foregoing shall not be deemed to constitute a violation of this Section 5.11 or the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied, or otherwise constitute a breach of this Agreement by the Party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied. Section 5.12 Transition; Informational Systems Conversion. From and after the date hereof, Buyer and Seller will use their commercially reasonable efforts to facilitate the integration of Seller with the business of Buyer following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of Seller and each of its Subsidiaries (the “Informational Systems Conversion”) to those used by Buyer, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of Seller and each of its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by Seller and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self- provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. Buyer shall promptly reimburse Seller on request for any reasonable and documented out-of-pocket fees, expenses or charges that Seller may incur as a result of taking, at the request of Buyer, any action prior to the Effective Time to facilitate the Informational Systems Conversion. Section 5.13 No Control of Other Party’s Business. Nothing contained in this Agreement

57 shall give Buyer, directly or indirectly, the right to control or direct the operations of Seller or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give Seller, directly or indirectly, the right to control or direct the operations of Buyer or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Seller and Buyer shall exercise, consistent with the terms and conditions of this Agreement, control, and supervision over its and its Subsidiaries’ respective operations. Section 5.14 Certain Litigation. Each Party shall promptly advise the other Party orally and in writing of any actual or threatened shareholder litigation against such Party or any of its Subsidiaries and/or the members of the boards of directors of Seller or the board of directors of Buyer or their respective Subsidiaries related to this Agreement or the Merger and the other transactions contemplated by this Agreement. Seller shall: (i) permit Buyer to review and discuss in advance, and consider in good faith the views of Buyer in connection with, any proposed written or oral response to such shareholder litigation; (ii) furnish Buyer’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such shareholder litigation; (iii) consult with Buyer regarding the defense or settlement of any such shareholder litigation, shall give due consideration to Buyer’s advice with respect to such shareholder litigation and shall not settle any such litigation prior to such consultation and consideration; provided, however, that Seller shall not settle any such shareholder litigation if such settlement requires the payment of money damages, without the written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed) unless the payment of any such damages by Seller is reasonably expected by Seller, following consultation with outside counsel, to be fully covered (disregarding any deductible to be paid by Seller) under Seller’s existing director and officer insurance policies, including any tail policy. Section 5.15 Director Resignations. Seller will cause to be delivered to Buyer resignations of all the directors of Seller and its Subsidiaries, such resignations to be effective as of the Effective Time. Section 5.16 Coordination. (a) Prior to the Effective Time, subject to applicable Laws, Seller and its Subsidiaries shall take any actions Buyer may reasonably request from time to time to better prepare the parties for integration of the operations of Seller and its Subsidiaries with Buyer and its Subsidiaries, respectively. Without limiting the foregoing, senior officers of Seller and Buyer shall meet from time to time as Buyer may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of Seller and its Subsidiaries, and Seller shall give due consideration to Buyer’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Buyer nor FirstBank shall under any circumstance be permitted to exercise control of Seller or any of its Subsidiaries prior to the Effective Time. Seller shall permit representatives of FirstBank to be onsite at Seller and its Subsidiaries to facilitate integration of operations and assist with any other coordination efforts as necessary, provided such efforts shall be done without undue disruption to normal business operations, during normal business hours and at the expense of Buyer or FirstBank (not to include Seller’s or its Subsidiaries’ regular employee payroll). (b) Prior to the Effective Time, subject to applicable Laws, Seller and its Subsidiaries

58 shall take any actions Buyer may reasonably request in connection with negotiating any amendments, modifications or terminations of any Leases or Seller Material Contracts that Buyer may request, including, but not limited to, actions necessary to cause any such amendments, modifications, or terminations to become effective immediately prior to (to the extent that the conditions set forth in Article VI of this Agreement have already been satisfied), or immediately upon, the Closing, and shall cooperate with Buyer and will use its commercially reasonable efforts to negotiate specific provisions that may be requested by Buyer in connection with any such amendment, modification, or termination. (c) From and after the date hereof, subject to applicable Laws, the Parties shall reasonably cooperate (provided that the Parties shall cooperate to reasonably minimize disruption to Seller’s or its Subsidiaries’ respective businesses) with the other in preparing for the prompt conversion or consolidation of systems and business operations promptly after the Effective Time (including by entering into customary confidentiality, non-disclosure, and similar agreements with the other party and appropriate service providers) and Seller shall, upon Buyer’s reasonable request, introduce Buyer and its representatives to suppliers of Seller and its Subsidiaries for the purpose of facilitating the integration of Seller and its business into that of Buyer. In addition, after satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b), subject to applicable Laws, Seller shall, upon Buyer’s reasonable request, introduce Buyer and its representatives to customers of Seller and its Subsidiaries for the purpose of facilitating the integration of Seller and its business into that of Buyer. Any interaction between Buyer and Seller’s and any of its Subsidiaries’ customers and suppliers shall be coordinated by Seller. Seller shall have the right to participate in any discussions between Buyer and Seller’s customers and suppliers. (d) Buyer and Seller agree to take all action necessary and appropriate to cause Seller Bank to merge with FirstBank in accordance with applicable Laws and the terms of the Bank Plan of Merger immediately following the Effective Time or as promptly as practicable thereafter. (e) Without limiting the foregoing, upon Buyer’s reasonable request, Seller and Seller Bank shall, prior to the Closing Date, dispose of any assets held by Seller or Seller Bank that Buyer determines would be impermissible investments for Buyer or FirstBank. Section 5.17 Transactional Expenses. Seller has provided in Seller Disclosure Schedule 3.35 a reasonable good faith estimate of costs and fees that Seller and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement, exclusive of any costs that may be incurred by Seller as a result of any litigation which may arise in connection with this Agreement (collectively, “Seller Expenses”). Seller shall use its commercially reasonable efforts to cause the aggregate amount of all Seller Expenses to not exceed the total expenses disclosed in Seller Disclosure Schedule 3.35. Seller shall promptly notify Buyer if or when it determines that it expects to exceed its total budget for Seller Expenses provided, however, that failure to provide notice or exceeding the Seller Expenses shall not be grounds for termination of this Agreement by Buyer. Notwithstanding anything to the contrary in this Section 5.17, Seller shall not incur any investment banking, brokerage, finders, or other similar financial advisory fees in connection with the transactions contemplated by this Agreement other than those expressly set forth in Seller Disclosure Schedule 3.35. Section 5.18 Confidentiality. Prior to the execution of this Agreement and prior to the

59 consummation of the Merger, subject to applicable Laws, each of Buyer and Seller, and their respective Subsidiaries, affiliates, officers, directors, agents, employees, consultants, and advisors have provided, and will continue to provide one another with information which may be deemed by the Party providing the information to be non-public, proprietary and/or confidential, including, but not limited to, trade secrets of the disclosing Party. Each Party agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Article V in accordance with the terms of the Mutual Non-Disclosure Agreement, dated as of October 17, 2024 by and among Buyer and Seller. Section 5.19 Tax Matters. The Parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code. Except as expressly contemplated or permitted by this Agreement, from and after the date of this Agreement, each of Buyer and Seller shall use their respective reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act is intended or is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Each of Buyer and Seller shall execute and deliver to Alston & Bird LLP and Jones Walker LLP certificates as to certain factual matters, in form and substance reasonably acceptable to such firms and at such time or times as may be reasonably requested by such firms, including at the time the Registration Statement (or amendment thereto, as applicable) is filed with the SEC and the Effective Time, in connection with each firm’s delivery of its tax opinion pursuant to Section 6.01(f). Section 5.20 Repayment of Certain Indebtedness. Prior to the Closing Date, Seller shall repay all borrowings of Seller pursuant to that certain Loan Agreement, dated as of August 20, 2019, as amended, and that certain Second Amended and Restated Revolving Credit Note, dated as of July 20, 2022, in each case by and between Seller and First Horizon Bank, and shall obtain all regulatory non-objections necessary to facilitate such repayment, including in respect of any dividend from Seller Bank to Seller in order to fund such repayment. Seller shall obtain a customary “pay-off” letter from First Horizon Bank and to obtain evidence of release of any liens on Seller’s property associated with such debt, including, without limitation, the termination of that certain Pledge and Security Agreement dated as of August 20, 2019 and release of the pledge of the shares of Seller Bank stock contemplated thereby. Section 5.21 Corporate Governance. Prior to the Effective Time, the Board of Directors of Buyer and FirstBank shall take all actions necessary so that one (1) additional individual will be appointed to the Board of Directors of Buyer and FirstBank as of the Effective Time, who shall be mutually agreed upon between Buyer and Seller, subject to Buyer’s customary review, vetting, and approval processes to serve for a full term until the Buyer’s 2026 annual meeting of stockholders, or until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal. The Nominating and Corporate Governance Committee of the Board of Directors of the Buyer and FirstBank shall cause such director to (a) be nominated for re-election, and to recommend in favor of their election, at the Buyer’s 2026 annual meeting of stockholders, and (b) serve on the Board of Directors of FirstBank at all times that such director is serving on the Board of Directors of Buyer.

60 Section 5.22 Exemption from Liability under Section 16(b). Buyer and Seller agree that, in order to most effectively compensate and retain those officers and directors of the Seller subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Seller Insiders”), both prior to and after the Effective Time, it is desirable that Seller Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Law in connection with the conversion or cancellation of shares of Seller Common Stock and Seller Equity Awards in the Merger, and for that compensatory and retentive purpose agree to the provisions of this Section 5.22. The Board of Directors of Buyer and Seller, or a committee of non- employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall prior to the Effective Time take all such steps as may be required to cause (in the case of the Seller) any dispositions of Seller Common Stock or Seller Equity Awards by the Seller Insiders, and (in the case of Buyer) any acquisitions of Buyer Common Stock by any Seller Insiders who, immediately following the Merger, will be officers or directors of Buyer subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable Law. Section 5.23 Subordinated Notes. Each Party shall, and shall cause and their respective Representatives to, take all actions necessary, appropriate or advisable to facilitate and cause Buyer to assume all issued and outstanding Seller Subordinated Notes, effective as of, and subject to and conditioned upon the occurrence of, the Closing, in accordance with the Seller Subordinated Notes and such other governing instruments and applicable law. ARTICLE VI CONDITIONS TO CONSUMMATION OF THE MERGER Section 6.01 Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of the Parties to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date of each of the following conditions: (a) Stockholder Vote. This Agreement and the transactions contemplated hereby, as applicable, shall have received the Requisite Seller Stockholder Approval at the Seller Meeting, and the issuance of shares of Buyer Common Stock in connection with the Merger shall have received the Requisite Buyer Shareholder Approval at the Buyer Meeting. (b) Regulatory Approvals; No Burdensome Condition. (i) All required regulatory Permits or Consents from the Federal Reserve, the FDIC, the TDFI, the ASBD, and any other Governmental Authority, and (ii) any other regulatory Permits or Consents contemplated by Section 5.05 the failure of which to obtain has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer and Seller (considered as a consolidated entity), in each case required to consummate the transactions contemplated by this Agreement, including the Mergers, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Requisite Regulatory Approvals”) and none of the Requisite Regulatory Approvals shall include a Burdensome

61 Condition. (c) No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, or Order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby. (d) Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority. (e) NYSE Listing. The shares of Buyer Common Stock to be issued in connection with the transactions contemplated by this Agreement shall be approved for listing. (f) Tax Opinions Relating to the Merger. Buyer and Seller, respectively, shall have received opinions from Alston & Bird LLP and Jones Walker LLP, respectively, each dated as of the Closing Date, in substance and form reasonably satisfactory to Buyer and Seller, respectively, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering their opinions, Alston & Bird LLP and Jones Walker LLP may require and rely upon representations as to certain factual matters contained in certificates of officers of each of Buyer and Seller (or any Subsidiary thereof) as described in Section 5.19. Section 6.02 Conditions to Obligations of Seller. The obligations of Seller to consummate the Merger also are subject to the fulfillment or written waiver by Seller prior to the Closing Date of each of the following conditions: (a) Representations and Warranties. The representations and warranties of Buyer (i) set forth in Section 4.01, Section 4.02 (except for inaccuracies which are de minimis in amount), Section 4.03, Section 4.05(a), Section 4.08(b), and Section 4.12 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in this Agreement, other than those sections specifically identified in clause (i) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Buyer. Seller shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer or the Chief Financial Officer of Buyer to the foregoing effect. (b) Performance of Obligations of Buyer. Buyer shall have performed and complied

62 with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and Seller shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by its Chief Executive Officer and the Chief Financial Officer to such effect. (c) No Material Adverse Effect. Since the date of this Agreement (i) no change or event has occurred which has resulted in Buyer or FirstBank being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect. Section 6.03 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the Merger also are subject to the fulfillment or written waiver by Buyer prior to the Closing Date of each of the following conditions: (a) Representations and Warranties. The representations and warranties of Seller (i) set forth in Section 3.01, Section 3.02 (except for inaccuracies which are de minimis in amount), Section 3.03, Section 3.05, Section 3.06, Section 3.09, Section 3.14 and Section 3.34 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, and (ii) set forth in this Agreement, other than those sections specifically identified in clauses (i) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (ii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Seller. Buyer shall have received a certificate signed on behalf of Seller by the Chief Executive Officer or the Chief Financial Officer of Seller to the foregoing effect. (b) Performance of Obligations of Seller. Seller shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of Seller by Seller’s Chief Executive Officer and Chief Financial Officer, to such effect. (c) No Material Adverse Effect. Since the date of this Agreement (i) no change or event has occurred which has resulted in Seller or any of its Subsidiaries being subject to a Material Adverse Effect, and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect. (d) [Intentionally Omitted]. (e) [Intentionally Omitted]. (f) Consents and Approvals. Seller shall have received, in form and substance satisfactory to Buyer, all Consents and other assurances from all non-governmental third parties which are required to be obtained under the terms of any contract, agreement or instrument to which Seller or any of its Subsidiaries is a party or by which any of their respective properties is bound in order to prevent the consummation of the transactions contemplated by this Agreement

63 from constituting a default under such contract, agreement or instrument or creating any lien, claim or charge upon any of the assets of Seller or any of its Subsidiaries. (g) Certification of Non-Foreign Status. Buyer shall have received from Seller, under penalties of perjury, (i) a notice to the IRS conforming to the requirements of Regulations Section 1.897-2(h) executed by Seller and (ii) a certificate stating that Seller is not and has not been a United States real property holding corporation, pursuant to Regulations Section 1.1445-2(c)(3) and in form and in substance required under Regulations Section 1.897-2(h), dated as of the Closing Date, and as reasonably acceptable to Buyer. Section 6.04 Frustration of Closing Conditions. Neither Buyer nor Seller may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its reasonable best efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 5.02. ARTICLE VII TERMINATION Section 7.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned: (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent, in writing, of Buyer and Seller if the board of directors of Buyer and the board of directors of Seller each so determines by vote of a majority of the members of its entire board. (b) No Regulatory Approval. By Buyer or Seller, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any Requisite Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority unless the failure to obtain the Requisite Regulatory Approval is due to the failure of the Party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such Party set forth herein. (c) No Stockholder Approval. By either Buyer or Seller if (i) if the Requisite Seller Vote shall not have been obtained at the Seller Meeting duly convened therefor or at any adjournment or postponement thereof, or (ii) if the Requisite Buyer Vote shall not have been obtained at the Buyer Meeting duly convened therefor or at any adjournment or postponement thereof; provided, that no Party may terminate this Agreement pursuant to this Section 7.01(c) if such Party has breached in any material respect any of its obligations under this Agreement, in each case in a manner that caused the failure to obtain the Requisite Seller Vote at the Seller Meeting, or at any adjournment or postponement thereof, or the Requisite Buyer Vote at the Buyer Meeting, or at any adjournment or postponement thereof, as applicable;. (d) Breach of Representations and Warranties. By action of either the board of directors of Buyer or the board of directors of Seller (provided, that the terminating Party is not

64 then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Seller, in the case of a termination by Buyer, or Buyer, in the case of a termination by Seller, which breach or failure to be true, either individually or in the aggregate with all other breaches by such Party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 6.02, in the case of a termination by Seller, or Section 6.03, in the case of a termination by Buyer, and which is not cured by the earlier of the (i) two Business Days prior to the Expiration Date or (ii) 30 days following written notice to the Seller, in the case of a termination by Buyer, or to Buyer, in the case of a termination by the Seller, or by its nature or timing cannot be cured during such period. (e) Delay. By either Buyer or Seller if the Merger shall not have been consummated on or before December 31, 2025, provided, however, that such date will be automatically extended to March 31, 2026, if the only outstanding condition to Closing under Article VI is the receipt of all Requisite Regulatory Approvals under Section 6.01(b) (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement. (f) Seller’s Failure to Recommend; Etc. By Buyer if (i) there shall have been a material breach of Section 5.03 or Section 5.08 by Seller, or (ii) the board of directors of Seller takes an Adverse Seller Recommendation Action. (g) Superior Proposal. By Seller at any time before obtaining the Requisite Seller Stockholder Approval if the board of directors of Seller authorizes Seller, in compliance with the terms of this Agreement, to enter into a binding definitive agreement in respect of a Superior Proposal with a third party, provided, that Seller shall simultaneously pay any amounts due pursuant to Section 7.02 in accordance with the terms, and at the times, specified therein. (h) Buyer’s Failure to Recommend; Etc. By Seller if (i) there shall have been a material breach of Section 5.03 or Section 5.08 by Buyer, or (ii) the board of directors of Buyer takes an Adverse Buyer Recommendation Action. Section 7.02 Termination Fee. (a) In recognition of the efforts, expenses and other opportunities foregone by Buyer while structuring and pursuing the Merger, Seller shall pay to Buyer the Termination Fee by wire transfer of immediately available funds to an account specified by Buyer in the event of any of the following: (i) if Seller terminates this Agreement pursuant to Section 7.01(g), then Seller shall pay the Termination Fee to Buyer simultaneously with Seller’s provision of a termination notice to Buyer; (ii) if Buyer terminates this Agreement pursuant to Section 7.01(f), then Seller shall pay Buyer the Termination Fee within one Business Day after receipt of Buyer’s notification of such termination.

65 (iii) if, (1) after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made known to senior management of Seller or has been made directly to its stockholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to Seller; and (2) thereafter this Agreement is terminated: (A) by either Buyer or Seller pursuant to Section 7.01(c) because the Requisite Seller Stockholder Approval shall not have been obtained (and all other conditions in Section 6.01 and Section 6.02 are satisfied or were capable of being satisfied or waived by the terminating Party prior to such termination); (B) by Buyer pursuant to Section 7.01(d) as a result of a willful breach by Seller; or (C) by Buyer or Seller pursuant to Section 7.01(e); and (3) prior to the date that is twelve months after the date of such termination, Seller enters into any agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above and provided, that for purposes of this Section 7.02(a)(iii), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%”), then Seller shall, on the earlier of the date it enters into such agreement and the date of consummation of such transaction, pay Buyer the Termination Fee. (b) In the event that this Agreement is terminated by Seller pursuant to Section 7.01(h), then Buyer shall pay the Company, by wire transfer of same day funds, the Termination Fee no later than one Business Day after such termination. (c) Seller and Buyer each agree that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if any Party fails promptly to pay any amounts due under this Section 7.02, it shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of the other Party (including reasonable legal fees and expenses) in connection with such suit. (d) Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that if a Party pays or causes to be paid a Termination Fee in accordance with Section 7.02,

66 such Party (or any successor in interest of such Party) will not have any further obligations or liabilities to the other Party with respect to this Agreement or the transactions contemplated by this Agreement, and no Party shall be required to pay the Termination Fee on more than one occasion. Section 7.03 Effect of Termination. In the event of termination of this Agreement by either Buyer or Seller as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, and none of Seller, Buyer, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (1) Section 5.18, Section 7.02, this Section 7.03 and Article 9 shall survive any termination, and (2) termination of this Agreement will not relieve a breaching Party from liability for any breach of any covenant, agreement, representation or warranty of this Agreement (a) giving rise to such termination and (b) resulting from fraud or any willful and material breach. ARTICLE VIII DEFINITIONS Section 8.01 Definitions. The following terms are used in this Agreement with the meanings set forth below: “ABCL” has the meaning set forth in Section 1.01. “Acquisition Proposal” has the meaning set forth in Section 5.08(a). “Adverse Seller Recommendation Action” has the meaning set forth in Section 5.08(d). “Adverse Buyer Recommendation Action” has the meaning set forth in Section 5.08(g). “Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. “Agreement” has the meaning set forth in the preamble to this Agreement. “Articles of Merger” has the meaning set forth in Section 1.05(a). “ASBD” has the meaning set forth in Section 3.01(b). “ASTM” has the meaning set forth in Section 5.01(b)(xxiii). “ASC 320” means GAAP Accounting Standards Codification Topic 320. “Assets” of a Person means all of the assets, properties, deposits, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s

67 business, directly or indirectly, in whole or in part, whether or not carried on the Books and Records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located. “Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than Seller or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any relative or family member of such Person. “Bank Merger” has the meaning set forth in Section 1.03. “Bank Plan of Merger” has the meaning set forth in Section 1.03. “Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended. “BHC Act” means the Bank Holding Company Act of 1956, as amended. “BOLI” has the meaning set forth in Section 3.32(b). “Book-Entry Shares” means any non-certificated share held by book entry in Seller’s stock transfer book, which immediately prior to the Effective Time represents an outstanding share of Seller Common Stock. “Books and Records” means all files, ledgers and correspondence, all manuals, reports, texts, notes, memoranda, invoices, receipts, accounts, accounting records and books, financial statements and financial working papers and all other records and documents of any nature or kind whatsoever, including those recorded, stored, maintained, operated, held or otherwise wholly or partly dependent on discs, tapes and other means of storage, including any electronic, magnetic, mechanical, photographic or optical process, whether computerized or not, and all software, passwords and other information and means of or for access thereto, belonging to any specified Person or relating to the business. “Burdensome Condition” has the meaning set forth in Section 5.05(b). “Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Tennessee are authorized or obligated to close. “Buyer” has the meaning set forth in the preamble to this Agreement. “Buyer Average Stock Price” means the average closing price of the Buyer Common Stock as reported on the NYSE for the 10 consecutive Trading Days ending on the Trading Day immediately prior to the Determination Date. “Buyer Common Stock” means the common stock, $1.00 par value per share, of Buyer.

68 “Buyer Disclosure Schedule” means the Disclosure Schedule prepared by Buyer and delivered to Seller. “Buyer Financial Statements” means (a) the consolidated balance sheets (including related notes and schedules, if any) of Buyer as of December 31, 2024, 2023 and 2022, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2024, 2023 and 2022, as filed by Buyer in Buyer’s SEC Reports, and (b) the consolidated balances sheets of Seller (including related notes and schedules, if any) and related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) included in Buyer’s SEC Reports filed with respect to periods ended subsequent to December 31, 2024. “Buyer Regulatory Agreement” has the meaning set forth in Section 4.11. “Buyer Meeting” has the meaning set forth in Section 5.03(a). “Buyer Recommendation” has the meaning set forth in Section 5.03(d). “Buyer Voting Agreement” or “Buyer Voting Agreements” have the meaning set forth in the Recitals to this Agreement. “Call Reports” mean Consolidated Reports of Condition and Income (FFIEC Form 041) or any successor form of the Federal Financial Institutions Examination Council of Seller or Seller Bank or Buyer or FirstBank, as the case may be. “Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of Seller Common Stock. “Claim” has the meaning set forth in Section 5.09(a). “Closing” and “Closing Date” have the meanings set forth in Section 1.05(b). “Code” has the meaning set forth in the Recitals to this Agreement. “Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended. “Consent” means any consent, approval, authorization, clearance, exemption, waiver, non- objection, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit. “Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, mortgage, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business. “Controlled Group Members” means any of Seller’s related organizations described in Code Sections 414.

69 “Covered Employees” has the meaning set forth in Section 5.10(a). “D&O Insurance” has the meaning set forth in Section 5.09(c). “Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions. “Determination Date” means the date that is five (5) days prior to the Closing Date. “Disclosure Schedule” of a Party means a memorandum delivered by such Party to the other Party prior to execution of this Agreement, setting forth, among other things, items the disclosure in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III and Article IV or to one or more of its covenants contained in this Agreement. “Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act. “Effective Time” has the meaning set forth in Section 1.05(a). “Enforceability Exception” has the meaning set forth in Section 3.05. “Environmental Law” means any federal, state or local Law, regulation, order, decree, Permit, authorization, opinion or agency requirement relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.; (b) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; (c) the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; (d) the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; (e) the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; (f) the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101, et seq.; (g) the Safe Drinking Water Act; 42 U.S.C. § 300f, et seq.; (h) the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; and (i) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

70 “Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliates” has the meaning set forth in Section 3.15(a). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exchange Agent” means such exchange agent as may be designated by Buyer (which shall be Buyer’s transfer agent), and reasonably acceptable to Seller, to act as agent for purposes of conducting the exchange procedures described in Article II. “Exchange Fund” has the meaning set forth in Section 2.07(a). “Exchange Ratio” has the meaning set forth in Section 2.01(d). “Expiration Date” has the meaning set forth in Section 7.01(e). “Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended. “Fair Housing Act” means the Fair Housing Act, as amended. “FDIA” has the meaning set forth in Section 3.27. “FDIC” means the Federal Deposit Insurance Corporation. “Federal Reserve” means the Board of Governors of the Federal Reserve System or a Federal Reserve Bank acting under the appropriately delegated authority thereof, as applicable. “FFIEC” means the Federal Financial Institutions Examination Council. “FirstBank” has the meaning set forth in the Recitals to this Agreement. “GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice, including with respect to quantity and frequency. “Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing. “Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing

71 materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations. “Holder” means the holder of record of shares of Seller Common Stock. “Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended. “Indemnified Party” has the meanings set forth in Section 5.09(a). “Informational Systems Conversion” has the meaning set forth in Section 5.12. “Insurance Policies” has the meaning set forth in Section 3.32(a). “Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software (excluding off-the-shelf Software); and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies. “IRS” means the United States Internal Revenue Service. “Knowledge” means, with respect to Seller, the actual knowledge, of the Persons set forth in Seller Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter, and with respect to Buyer, the actual knowledge of the Persons set forth in Buyer Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter. “Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, judgment, Order, injunction, decree, arbitration award, agency requirement, license or Permit of any Governmental Authority that is applicable to the referenced Person. “Leases” has the meaning set forth in Section 3.30(b). “Letter of Transmittal” has the meaning set forth in Section 2.06. “Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, rights of first refusal, encumbrances, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership). “Loans” means all loans, loan agreements, notes, or borrowing arrangements and other

72 extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees, and interest-bearing assets) to which Seller or any of its Subsidiaries is a creditor. “Material Adverse Effect” with respect to any Party means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets, or deposit liabilities, properties, or business of such Party and its Subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such Party to perform its obligations under this Agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such Party to consummate the Merger and the transactions contemplated hereby; provided, however, that, in the case of clause (i) only, a Material Adverse Effect shall not be deemed to include the impact of (A) changes after the date of this Agreement in banking and similar Laws of general applicability or interpretations thereof by Governmental Authorities (except to the extent that such change disproportionately adversely affects Seller and its Subsidiaries or Buyer and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which Seller and Buyer operate, in which case only the disproportionate effect will be taken into account), (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally (except to the extent that such change disproportionately adversely affects Seller and its Subsidiaries or Buyer and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which Seller and Buyer operate, in which case only the disproportionate effect will be taken into account), (C) changes after the date of this Agreement in global, national, or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally (except to the extent that such change disproportionately adversely affects Seller and its Subsidiaries or Buyer and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which Seller and Buyer operate, in which case only the disproportionate effect will be taken into account), (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other Party, or as otherwise expressly permitted or contemplated by this Agreement, (E) any failure by Seller or Buyer to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), and (F) a decline in the trading price or trading volume of a Party’s common stock (it being understood that the underlying cause of such decline may be taken into account in determining whether a Material Adverse Effect has occurred). “Maximum D&O Tail Premium” has the meaning set forth in Section 5.09(c). “Merger” has the meaning set forth in the Recitals to this Agreement. “Merger Consideration” has the meaning set forth in Section 2.01(d). “National Labor Relations Act” means the National Labor Relations Act, as amended.

73 “Notice of Superior Proposal” has the meaning set forth in Section 5.08(e). “NYSE” means the New York Stock Exchange. “Order” means any administrative decision or award, decree, injunction, judgment, order, consent decree, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority. “Ordinary Course of Business” means the ordinary, usual and customary course of business of a Party and its Subsidiaries consistent with past practice, including with respect to frequency and amount. “OREO” has the meaning set forth in Section 3.22(b). “Party” or “Parties” have the meaning set forth in the preamble to this Agreement. “Permit” means any federal, state, local, or foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business. “Per Share Cash Equivalent Consideration” means the product of the Buyer Average Stock Price multiplied by the Exchange Ratio. “Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature. “Phase I” has the meaning set forth in Section 5.01(b)(xxiii). “Plan of Merger” has the meaning set forth in Section 1.05(a). “Previously Disclosed” by a Party means information set forth in its Disclosure Schedule or, if applicable, information set forth in its SEC Reports that were filed after January 1, 2022, but prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors” or disclosures of risk factors set forth in any “forward-looking statements” disclaimer or other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature). “Proxy Statement-Prospectus” means the proxy statement and prospectus and other proxy solicitation materials of Buyer and Seller relating to (i) the Seller Meeting, (ii) the Buyer Meeting, and (iii) the registration of the shares of Buyer Common Stock to be issued in connection with the Merger. “Registration Statement” means the Registration Statement on Form S-4 to be filed with the SEC by Buyer in connection with the issuance of shares of Buyer Common Stock in the Merger (including the Proxy Statement-Prospectus constituting a part thereof).

74 “Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury. “Requesting Party” has the meaning set forth in Section 1.06. “Requisite Buyer Shareholder Approval” means approval of the issuance of shares of Buyer Common Stock in connection with the Merger by a vote (in person or by proxy) of the majority of the votes cast at the Seller Meeting. “Requisite Regulatory Approvals” has the meaning set forth in Section 6.01(b). “Requisite Seller Stockholder Approval” means approval of this Agreement by a vote (in person or by proxy) of the majority of the outstanding shares of Seller Common Stock entitled to vote thereon at the Seller Meeting. “Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests. “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended. “SEC” means the Securities and Exchange Commission. “SEC Reports” means all forms, proxy statements, registration statements, reports, schedules, and other documents filed, together with any amendments thereto, by Buyer or any of its Subsidiaries with the SEC on or after January 1, 2023, or by any Seller Entities with the SEC on or after January 1, 2023, as applicable. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Trust Indenture Act of 1939, and the rules and regulations of any Governmental Authority promulgated thereunder. “Seller” has the meaning set forth in the preamble to this Agreement. “Seller 401(a) Plan” has the meaning set forth in Section 3.15(c). “Seller Bank” has the meaning set forth in the Recitals to this Agreement. “Seller Benefit Plans” has the meaning set forth in Section 3.15(a). “Seller Cancelled Shares” has the meaning set forth in Section 2.01(b). “Seller Common Stock” means the common stock, $5.00 par value per share, of Seller. “Seller Disclosure Schedule” means the Disclosure Schedule prepared by Seller and delivered to Buyer.

75 “Seller DRIP” means the Seller’s Dividend Reinvestment and Common Stock Purchase Plan. “Seller Employees” has the meaning set forth in Section 3.15(a). “Seller Equity Award” has the meaning set forth in Section 2.04(c). “Seller Expenses” has the meaning set forth in Section 5.17. “Seller Financial Statements” means (a) the consolidated balance sheets (including related notes and schedules, if any) of Seller as of December 31, 2024, 2023 and 2022, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 2024, 2023 and 2022, as filed by Seller in the Buyer Reports, and (b) the consolidated balances sheets of Seller (including related notes and schedules, if any) and related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows (including related notes and schedules, if any) included in the Seller Reports filed with respect to periods ended subsequent to December 31, 2024. “Seller Insiders” has the meaning set forth in Section 5.22. “Seller Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of Seller and its Subsidiaries. “Seller Investment Securities” means the investment securities of Seller and its Subsidiaries. “Seller Loan” has the meaning set forth in Section 3.22(c). “Seller Material Contract” has the meaning set forth in Section 3.12(a). “Seller Meeting” has the meaning set forth in Section 5.03(a). “Seller Recommendation” has the meaning set forth in Section 5.03(a). “Seller Regulatory Agreement” has the meaning set forth in Section 3.13. “Seller Representatives” has the meaning set forth in Section 5.08(a). “Seller Restricted Stock Award” has the meaning set forth in Section 2.04(b). “Seller RSU Award” has the meaning set forth in Section 2.04(c). “Seller Stock Option” has the meaning set forth in Section 2.04(a). “Seller Stock Plans” means the existing stock option and other stock-based compensation plan of Seller designated as the 2017 Incentive Stock Compensation Plan. “Seller Subordinated Notes” means Seller’s 3.50% Fixed-to-Floating Rate Subordinated

76 notes due 2032, 7.0% Fixed-to-Floating Rate Subordinated notes due 2032 and the 3.50% Fixed- to-Floating Rate Subordinated notes due 2031 acquired by Seller as a result of its acquisition of Century Bank of Georgia. “Seller Subsequent Determination” has the meaning set forth in Section 5.08(e). “Seller Voting Agreement” or “Seller Voting Agreements” have the meaning set forth in the Recitals to this Agreement. “Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing. “Subsidiary” means, with respect to any Party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Party. Any reference in this Agreement to a Subsidiary of Seller means, unless the context otherwise requires, any current or former Subsidiary of Seller. “Superior Proposal” has the meaning set forth in Section 5.08(a). “Surviving Bank” has the meaning set forth in Section 1.03. “Surviving Entity” has the meaning set forth in the Recitals to this Agreement. “Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment, escheat, unclaimed property or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties. “Tax Returns” means any return, amended return, declaration or other report (including but not limited to elections, declarations, schedules, estimates and information returns) required to be filed with any Governmental Authority with respect to any Taxes. “TBCA” has the meaning set forth in Section 1.01. “TDFI” has the meaning set forth in Section 4.01(b). “Termination Fee” means $15,000,000. “The date hereof” or “the date of this Agreement” means the date first set forth above in the preamble to this Agreement. “Trading Day” means any day on which the NYSE is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern

77 Time). “Truth in Lending Act” means the Truth in Lending Act of 1968, as amended. “USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder. ARTICLE IX MISCELLANEOUS Section 9.01 Survival. Other than this Section 9.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 5.09, no representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time. Section 9.02 Waiver; Amendment. Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived by the Party benefited by the provision, provided such waiver is in writing and signed by such Party, or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement, except that after the Seller Meeting and Buyer Meeting no amendment shall be made which by Law requires further approval by the shareholders of Seller or Buyer, as applicable, without obtaining such approval. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Section 9.03 Governing Law; Jurisdiction; Waiver of Right to Trial by Jury. (a) This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Tennessee, without regard for conflict of law provisions. (b) Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Tennessee (the “Tennessee Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Tennessee Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Tennessee Courts, (iii) waives any objection that the Tennessee Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with Section 9.05. (c) Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no

78 representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.03. Section 9.04 Expenses. Except as otherwise provided in Section 5.12 and Section 7.02, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel; provided, Buyer shall pay all filing fees associated with the filing of the Proxy Statement-Prospectus and the Registration Statement. Nothing contained in this Agreement shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement. Section 9.05 Notices. All notices, requests and other communications hereunder to a Party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such Party at its address set forth below, or at such other address or addresses as such Party may specify from time to time by notice in like manner to the Parties. All notices shall be deemed effective upon delivery. (a) if to Buyer, to: FB Financial Corporation 1221 Broadway, Suite 1300 Nashville, Tennessee 37203 Attn: Beth Sims, General Counsel E-mail: bsims@firstbankonline.com with a copy (which shall not constitute notice to Buyer) to: Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309 Attn: Mark Kanaly E-mail: mark.kanaly@alston.com (b) if to Seller, to: Southern States Bancshares, Inc. 100 Office Park Drive Birmingham, AL 35223 Attn: Lynn Joyce, Senior Executive Vice President and Chief Financial Officer E-mail: ljoyce@ssbank.bank

79 with a copy (which shall not constitute notice to Seller) to: Jones Walker LLP 420 20th St. N Suite 1100 Birmingham, AL 35203 Attn. Mike Waters E-mail: mwaters@joneswalker.com Section 9.06 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the Parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for the Indemnified Party’s rights under Section 5.09, Buyer and Seller hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 5.10), other than the Parties, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Section 9.07 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties will use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement. Section 9.08 Enforcement of the Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity. Section 9.09 Interpretation. (a) When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference; if there is any conflict between a caption or heading

80 and the text of this Agreement, the text shall control. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” (b) The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein. (c) The Seller Disclosure Schedule and the Buyer Disclosure Schedule, as well as all other schedules and all exhibits to this Agreement, shall be deemed part of this Agreement and included in any reference to this Agreement. Any matter disclosed pursuant to any section of either Disclosure Schedule shall be deemed disclosed for purposes of any other section of Article III or Article IV, respectively, to the extent that applicability of the disclosure to such other section is reasonably apparent on the face, notwithstanding the absence of a specific cross-reference, of such disclosure. The mere inclusion of an item in either Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by either Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, or that any breach or violation of applicable Laws or any contract exists or has actually occurred. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law. (d) Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa. As used herein, (i) the term “made available” means any document or other information that was (a) provided by one Party or its representatives to the other Party or its representatives prior to the date hereof or otherwise publicly available or (b) included in the virtual data room of a Party prior to the date hereof, and (ii) the word “or” is not exclusive. (e) Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Article of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise. Section 9.10 Assignment. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any purported assignment in violation of this Section 9.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

81 Section 9.11 Confidential Supervisory Information. Information and documents commonly known as “confidential supervisory information” that is prohibited from disclosure under 12 C.F.R. § 261.2(b), 12 C.F.R. § 309.6, 12 C.F.R. § 4.32(b) or the Alabama Banking Code shall not be disclosed by any Party and nothing in this Agreement shall require such disclosure or be understood as constituting such disclosure. Section 9.12 Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals. [Signature Page Follows]

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER] IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written. FB FINANCIAL CORPORATION By: /s/ Christopher T. Holmes Name: Christopher T. Holmes Title: President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER] IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written. SOUTHERN STATES BANCSHARES, INC. By: /s/ Mark A. Chambers Name: Mark A. Chambers Title: Chief Executive Officer and President

EXHIBIT A Form of Seller Voting Agreement

#45843002v1<LEGAL02> - Project Yellowhammer - Draft Merger Agreement (Conformed Copy) VOTING AGREEMENT This VOTING AGREEMENT (this “Agreement”) is made and entered into as of [●] 2025, by and among FB Financial Corporation (“Buyer”), a Tennessee corporation, Southern States Bancshares, Inc. (“Seller”), an Alabama corporation, and the undersigned stockholder (the “Stockholder”) of Seller in the Stockholder’s capacity as a stockholder of Seller, and not in his or her capacity as a director, officer, or director and officer, as applicable, of Seller. Preamble Concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Seller will merge with and into Buyer, with Buyer as the surviving corporation (the “Merger”), and Southern States Bank, an Alabama state banking corporation and wholly owned subsidiary of Seller (“Seller Bank”), will merge with and into FirstBank, a Tennessee state-chartered bank and wholly owned subsidiary of Buyer (“Buyer Bank”), with Buyer Bank as the surviving bank (together with the Merger, the “Mergers”). As of the date hereof, the Stockholder, who is also a director, officer or director and officer, as applicable, of Seller and has Beneficial Ownership of, in the aggregate, those shares of common stock, par value $5.00 per share, of Seller (“Seller Common Stock”) specified on Schedule 1 attached hereto, which, by virtue of the Merger, will be converted into the right to receive shares of Buyer Common Stock (as such term is defined in the Merger Agreement), and therefore the Mergers are expected to be of substantial benefit to the Stockholder. As a condition and inducement to Buyer and Seller entering into the Merger Agreement, Buyer and Seller have required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein. Other individuals, as a condition and inducement to Buyer and Seller entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar voting agreements. NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows: ARTICLE I GENERAL 1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. “Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with such Person. “Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any Contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security; or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security;

2 and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any Contract, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning. “Business” means the business of acting as a commercial, community or retail banking business including, but not limited to, entities that lend money, take deposits, provide financial advice, provide investment advice and offer financial products and services, either directly or indirectly through other Persons. “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means. “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security. “Covered Shares” means, with respect to the Stockholder, the Existing Shares, together with any shares of Seller Common Stock or other capital stock of Seller and any Buyer securities convertible into or exercisable or exchangeable for shares of Seller Common Stock or other capital stock of Seller, in each case, that the Stockholder acquires Beneficial Ownership of on or after the date hereof. “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, voting trust or agreement, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). “Existing Shares” means, with respect to the Stockholder, all shares of Seller Common Stock Beneficially Owned by the Stockholder as specified on Schedule 1 hereto. “Litigation” means any action, arbitration, mediation, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), hearing, administrative or other proceeding relating to or affecting a Person, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement or the Merger Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Governmental Authorities. “Permitted Transfer” means (a) a Transfer as the result of the death of the Stockholder to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the

3 Stockholder, (b) Transfers to Affiliates (including trusts) and family members in connection with estate and tax planning purposes, (c) Transfers to any other stockholder or party who has executed a copy of this Agreement on the date hereof, (d) Transfers in connection with the payment of any withholding taxes owed by the Stockholder in connection with any vesting, settlement, or exercise, as applicable, of a Seller Stock Option, Seller Restricted Stock Award, or Seller RSU Award, (e) Transfers in respect of Covered Shares pledged in a bona fide transaction, which is outstanding prior to or as of the date hereof, to a lender to the Stockholder, and (f) such Transfers as Buyer may otherwise permit; provided, that, in the case of the foregoing clauses (a), (b), and (f), prior to the effectiveness of such Transfer, such transferee executes and delivers to Buyer and Seller an agreement that is identical to this Agreement or such other written agreement, in form and substance acceptable to Buyer, to assume all of Stockholder’s obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares Transferred as the Stockholder shall have made hereunder. “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or Beneficial Ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each Contract, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term “Transferred” shall have a correlative meaning. ARTICLE II COVENANTS OF STOCKHOLDER 2.1. Agreement to Vote. The Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at a special meeting of the stockholders of Seller or at any other meeting of the stockholders of Seller, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of Seller, the Stockholder shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Stockholder and that the Covered Shares are entitled to vote thereon or consent thereto: (a) appear at each such meeting in person or by proxy or otherwise cause the Covered Shares as to which the Stockholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Stockholder controls the right to vote individual capacity (and not when Stockholder is acting as a trustee, representative or fiduciary or other similar capacity): (i) in favor of the approval of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Mergers, and any actions required in furtherance thereof; (ii) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Seller under the Merger Agreement;

4 (iii) against any Acquisition Proposal; (iv) against any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal submitted for the vote or written consent of the stockholders of Seller that is intended or would reasonably be expected to impede, interfere with, prevent, delay, postpone, discourage, frustrate the purposes of or adversely affect the Mergers or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by Seller of its obligations under the Merger Agreement. 2.2. No Inconsistent Agreements. The Stockholder hereby covenants and agrees that, except for this Agreement, the Stockholder (a) shall not enter into, at any time while this Agreement remains in effect, any voting agreement or voting trust or any other Contract with respect to the Covered Shares, (b) shall not grant at any time while this Agreement remains in effect, a proxy (other than as required to effect the Stockholder’s voting obligations in Section 2.1), Consent or power of attorney in contravention of the obligations of the Stockholder under this Agreement with respect to the Covered Shares, (c) shall not commit any act, except for Permitted Transfers, that could restrict or affect his or her legal power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Stockholder or otherwise reasonably expected to prevent or disable the Stockholder from performing any of his or her obligations under this Agreement, and (d) shall not take any action that would reasonably be expected to make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of impeding, preventing, delaying, interfering with, disabling or adversely affecting the performance by, the Stockholder of his or her obligations under this Agreement. ARTICLE III REPRESENTATIONS AND WARRANTIES 3.1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Seller, Buyer and Buyer Bank as follows: (a) Authorization; Validity of Agreement; Necessary Action. The Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against him or her in accordance with its terms (except as may be limited by the Enforceability Exception). (b) Ownership. The Existing Shares are, and all of the Covered Shares owned by the Stockholder from the date hereof through and on the Closing Date will be, Beneficially Owned by the Stockholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. From the date hereof through and on the Closing Date, the Stockholder has and will have sole title to the Covered Shares, free and clear of any Encumbrances other than those imposed by applicable Securities Laws or restrictions on transfer arising under the Seller Stock Plans. As of the date hereof, the Existing Shares constitute all of the shares of Seller Common Stock Beneficially Owned by the Stockholder. The Stockholder has and will have at all times through the Closing Date Beneficial Ownership with respect to all of the Existing Shares and with respect to all of the Covered Shares owned by the Stockholder at all times through the Closing Date. The Stockholder has and will have possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than Covered Shares held at the Depository Trust Company or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

5 (c) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his or her obligations under this Agreement will not, (i) conflict with or violate any Law or Order applicable to the Stockholder or by which any of his or her Assets is bound, or (ii) constitute or result in a default under or the loss of any benefit under, or result in the creation of any Encumbrance on the Assets of the Stockholder under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party or by which the Stockholder or any of his or her Assets is bound, except for any of the foregoing as would not be reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Stockholder to perform his or her obligations under this Agreement. Except as contemplated by this Agreement, neither the Stockholder nor any of his or her Affiliates (A) has entered into any voting agreement or voting trust with respect to any Covered Shares or entered into any other Contract relating to the voting of the Covered Shares or (B) has appointed or granted a proxy or power of attorney with respect to any Covered Shares. (d) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Stockholder to obtain any Consent. No Consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement. (e) Legal Proceedings. There is no Litigation pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder or any of his or her Affiliates that could reasonably be expected to impair the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. (f) No Fees. The Stockholder has not employed any broker or finder or incurred any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise, for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby. (g) Reliance by Buyer. The Stockholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of Stockholder contained herein. ARTICLE IV OTHER COVENANTS 4.1. Prohibition on Transfers; Other Actions. (a) Until the earlier of the receipt of the Requisite Seller Stockholder Approval or the date on which the Merger Agreement is terminated in accordance with its terms, the Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Stockholder’s representations, warranties, covenants and obligations under this Agreement; (iii) grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the Covered Shares other than as required to effect the Stockholder’s voting obligations in Section 2.1; (iv) except as otherwise permitted by this Agreement or by

6 order of a court of competent jurisdiction, take any action that could restrict or otherwise affect the Stockholder’s legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him or her, or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (v) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. As promptly as practicable following the date hereof, Seller shall notify its transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares; provided, that any such stop transfer order and notice will immediately be withdrawn and terminated by Seller following the termination of this Agreement in accordance with Section 5.1. (b) The Stockholder understands and agrees that if the Stockholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Covered Shares other than in compliance with this Agreement, Seller shall not, and the Stockholder hereby unconditionally and irrevocably instructs Seller to not (i) permit such Transfer on its books and records, (ii) issue a new certificate representing any of the Covered Shares, or (iii) record such vote unless and until the Stockholder shall have complied with the terms of this Agreement. 4.2. Certain Events. In the event of a stock split, stock dividend or distribution, or any change in the Seller Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. 4.3. Notice of Acquisitions. Except for issuances upon Settlement of Seller Equity Awards, Stockholder hereby agrees to notify Seller and Buyer as promptly as practicable (and in any event at least two Business Days prior to the occurrence of any of the following events) in writing of (a) the number of any additional shares of Seller Common Stock or other securities of Seller of which the Stockholder acquires Beneficial Ownership on or after the date hereof, and (b) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein. 4.4. Acquisition Proposals. In all cases subject to Section 4.6, Stockholder shall not, and shall use his or her reasonable best efforts to cause his or her Affiliates and each of their respective Representatives not to, directly or indirectly, (a) solicit, initiate, seek, encourage (including by providing information or assistance), facilitate or induce any Acquisition Proposal, (b) engage or participate in any discussions or negotiations regarding, or furnish or cause to be furnished to any Person any information or data in connection with, or afford access to the business, personnel, Assets or Books and Records of the Seller and its Subsidiaries in connection with, or take any other action to solicit, facilitate or induce the making of, any inquiry, offer or proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (except to notify a Person of the existence of this Section 4.4 or of Section 5.08 of the Merger Agreement), (c) approve, agree to, accept, endorse or recommend any Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined under the Exchange Act) with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would reasonably be expected to compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a stockholders’ vote or action by consent of Seller’s stockholders with respect to an Acquisition Proposal, (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Seller that takes any action in support of an Acquisition Proposal, (g) approve, agree to, accept, endorse or recommend, or propose to approve, agree to, accept, endorse or recommend any definitive agreement contemplating or otherwise relating to any Acquisition Transaction, or (h) otherwise cooperate in any way with, or assist or participate

7 in, or facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 4.4 by any Affiliate or representative, agent, or attorney of the Stockholder shall constitute a breach of this Section 4.4 by the Stockholder. 4.5. Non-Competition and Non-Solicitation. 1 (a) The Stockholder acknowledges and agrees that that during the Stockholder's ownership, directly or indirectly, of Seller and as a director of Seller, the Stockholder and its Affiliates have become familiar with Seller’s trade secrets and with other confidential information concerning Seller and its Affiliates. Therefore, and in further consideration of the compensation to be paid to the Stockholder pursuant to the Merger Agreement, the Stockholder agrees to the covenants set forth in this Section 4.5 and acknowledges that: (i) the goodwill (including customer relationships) of Seller and its Affiliates associated with the transactions contemplated by the Merger Agreement is being acquired by Buyer; (ii) the Stockholder’s receipt of consideration for the Merger Consideration is a direct benefit from Buyer’s acquisition of such goodwill of Seller and its Affiliates; (iii) it is fair and appropriate to preserve the value of the goodwill of Seller and its Affiliates by entering into the covenants contained in this Section 4.5, which limits the Stockholder's ability to compete with Seller and its Affiliates and their respective successors and assigns; (iv) the agreements and covenants provided by the Stockholder in this Section 4.5 are essential to protect the value of Seller and its Affiliates, including the goodwill associated with Seller and its Affiliates; (v) without the covenants and agreements of the Stockholder contained in this Section 4.5, Buyer would not have entered into the Merger Agreement and such covenants and agreements contained herein were a condition and inducement to Buyer to enter into the Merger Agreement and to consummate the transactions pursuant to the Merger Agreement; and (vi) each and all of the restrictions contained in this Section 4.5, including the duration, scope and geographic area of the covenants described in this Section 4.5 are fair, reasonable and necessary in order to protect Seller and its Affiliates’ goodwill and other assets and legitimate interests of Seller and its Affiliates as those interests exist as of the date hereof. (b) The Stockholder hereby covenants and agrees that, for a period commencing on the Closing Date and terminating on the first anniversary of the Closing Date (the “Restricted Period”), such Stockholder shall not, within 50 miles of any branch or other office of Seller or Seller Bank in operation as of the date of this Agreement directly or indirectly, either for him or herself or for any other Person other than for Buyer or its Affiliates, participate in any business (including, without limitation, any division, group or franchise of a larger organization) that engages (or proposes to engage) in the Business; provided, that if as of the date hereof the Stockholder holds not more than a 1% direct or indirect equity interest in such Person, then the Stockholder may retain (but not increase) such ownership interest without being deemed to “participate” in the Business conducted by such Person. For purposes of this Agreement, the term “participate” shall mean having more than 1% direct or indirect ownership interest in any Person, whether as a sole proprietor, investor, owner, equity holder, partner, member, manager, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, manager, member, supervisor, employee, agent, consultant or otherwise), with respect to the Business; provided, however, that in the event such Person is a reporting company with securities registered under the Exchange Act pursuant to Section 12(b) or 12(g), or 15(d), such thresholds shall be increased to 5%. 1 Section 4.5 shall only be included in agreements where the Stockholder is also a director. Where the Stockholder is also an officer with an employment agreement containing equivalent covenants, Section 4.5 shall be omitted and marked as “Reserved”.

8 (c) The Stockholder covenants and agrees that during the Restricted Period, the Stockholder shall not directly or indirectly, (i) as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without Buyer’s prior written consent (other than for the benefit of Buyer or its Affiliates), solicit, call upon, communicate with or attempt to communicate (whether by mail, telephone, electronic mail, social media, personal meeting or any other means), excluding general solicitations of the public that are not based in whole or in part on any list of customers of Seller, Seller Bank, the Surviving Entity, the Surviving Bank or any of their respective Affiliates with any Person that is or was a customer of Seller or any of its Affiliates (including Seller Bank) during the one-year period preceding the Closing Date for the purpose of engaging in opportunities related to the Business or contracts related to the Business, or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between Seller, Seller Bank, the Surviving Entity, the Surviving Bank or any of their respective Affiliates and any such customers, supplier, licensee, licensor, franchisee or other business relation (including making, publishing or communicating any negative, defamatory or disparaging statements, remarks or comments concerning or alluding to Seller, Seller Bank, the Surviving Entity, the Surviving Bank or any of their respective Affiliates or their products, customers, suppliers, licensees, licensors, franchisees and other associated third parties or make any maliciously false statements about Seller’s, Seller Bank’s, the Surviving Entity’s, the Surviving Bank’s or any of their respective Affiliates’ employees and officers). (d) The Stockholder covenants and agrees that during the Restricted Period, such Stockholder shall not directly or indirectly, as employee, agent, consultant, director, equity holder, member, manager, partner or in any other capacity, without Buyer’s prior written consent, employ, engage, recruit, hire, solicit or induce, or cause others to solicit or induce, for employment or engagement, any employee of Seller or its Affiliates (including Seller Bank) (excluding general solicitations of the public that are not based on any list of, or directed at, employees of Seller or its Affiliates (including Seller Bank)). 4.6. Stockholder Capacity. The Stockholder is signing this Agreement solely in his or her capacity as a holder of Seller Common Stock, and nothing herein shall prohibit, prevent or preclude the Stockholder from taking or not taking any action in the Stockholder’s capacity as a director, officer or director and officer of Seller to the extent permitted by the Merger Agreement (including with respect to Superior Proposals). Notwithstanding any other provision of this Agreement, the obligations of Stockholder under this Agreement shall not be applicable in connection with an Acquisition Proposal that is a Superior Proposal, provided that Seller and its Affiliates have complied with the terms and conditions of the Merger Agreement, including Section 5.08. Nothing in this Agreement is intended or shall be construed or require the Stockholder, in his or capacity as a director, officer or employee, to act or fail to act in accordance with his or her fiduciary duties. 4.7. Further Assurances. From time to time, at the request of Buyer or Seller and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. 4.8. Disclosure. The Stockholder hereby authorizes Buyer and Seller to publish and disclose in any announcement or disclosure required by applicable Law and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligation under this Agreement. 4.9. Release of Certain Claims. (a) The undersigned hereby releases and forever discharges, effective upon the consummation of the Merger pursuant to the Merger Agreement, Seller and Seller Bank, and each of their

9 respective directors and officers (in their capacities as such), and their respective successors and assigns, and each of them (hereinafter, individually and collectively, the “Released Parties”) of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character, or description (collectively, “Claims”), which the undersigned, solely in his or her capacity as an officer, director, or employee of Seller or Seller Bank has or claims to have, or previously had or claimed to have, in each case as of the Effective Time, against any of the Released Parties, whether or not in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events, or occurrences known or unknown, matured or unmatured, contingent or otherwise (individually a “Released Claim,” and collectively, the “Released Claims”), except for (i) compensation for services that have accrued but have not yet been paid in the ordinary course of business consistent with past practice, unpaid reimbursable expenses, or other contract rights relating to severance, employment, stock options, and restricted stock grants which have been disclosed in writing to Buyer on or prior to the date of the Merger Agreement, and (ii) the items listed in Section 4.9(b) below. (b) For avoidance of doubt, the parties acknowledge and agree that the Released Claims do not include any of the following: (i) any Claims that the undersigned may have in any capacity other than as an officer, director, or employee of Seller or Seller Bank, including, but not limited to, (A) Claims as a borrower under loan commitments and agreements between the undersigned and Seller Bank, (B) Claims as a depositor under any deposit account with Seller Bank, (C) Claims as the holder of any Certificate of Deposit issued by Seller Bank, (D) Claims on account of any services rendered by the undersigned in a capacity other than as an officer, director, or employee of any Seller or Seller Bank; and (E) Claims as a holder of any check issued by any other depositor of Seller Bank; (ii) the Claims excluded in Section 4.9(a)(i) above; (iii) any Claims that the undersigned may have under the Merger Agreement; or (iv) any right to indemnification that the undersigned may have under the articles of incorporation or bylaws of Seller or Seller Bank, under Tennessee law or the Merger Agreement; ARTICLE V MISCELLANEOUS 5.1. Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time, (b) the date of termination of the Merger Agreement in accordance with its terms, and (c) the termination of this Agreement by mutual written consent of the parties hereto; provided, that (i) the provisions of ARTICLE V shall survive any termination of this Agreement and (ii) the provisions of Section 4.5 shall survive until the end of the Restricted Period in the case of termination pursuant to clause (a) of this Section 5.1. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for fraud, or willful or intentional breach of this Agreement. 5.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer or Seller any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain

10 vested in and belong to the Stockholder, and Buyer or Seller shall not have any authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein. 5.3 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, return receipt requested, by courier or overnight carrier, or by email (with confirmed receipt) to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered: Buyer: FB Financial Corporation FirstBank 1221 Broadway, Suite 1300 Nashville, Tennessee 37203 Attn: Beth Sims, General Counsel E-mail: bsims@firstbankonline.com Copy to Counsel: Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309 Attn: Mark Kanaly E-mail: Mark.Kanaly@alston.com; Seller: Southern States Bancshares, Inc. 100 Office Park Drive Birmingham, AL 35223 Attn: Lynn Joyce, Senior Executive Vice President and Chief Financial Officer E-mail: ljoyce@ssbank.bank Copy to Counsel: Jones Walker LLP 420 20th St. N Suite 1100 Birmingham, AL 35203 Attn. Mike Waters E-mail: mwaters@joneswalker.com Stockholder: To those Persons indicated on Schedule 1. 5.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys (if such parties elected to engage legal counsel) and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties hereto. Section headings of this Agreement are for reference purposes only and are to be given no

11 effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive and “any” means “any and all.” “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. 5.5 Counterparts; Delivery by Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by electronic means, including by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of electronic means, including e-mail delivery of a “.pdf” format data file, to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic means, including e-mail delivery of a “.pdf” format data file, as a defense to the formation of a contract and each party hereto forever waives any such defense. 5.6 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings, with respect thereto, written and oral. 5.7 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. 5.7.1 The parties agree that this Agreement shall be governed by and construed in all respects in accordance with and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Laws of the State of Tennessee without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction. 5.7.2 Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of Tennessee. Each party consents to the jurisdiction of such Tennessee courts in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Tennessee courts. Service of any court paper may be effected on a party hereto by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws. 5.7.3 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A

12 TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7. 5.8 Amendments; Waivers. To the extent permitted by Law, this Agreement may be amended or waived by a subsequent writing signed by each of the parties upon the approval of each of the parties. The parties hereto may, to the extent permitted by Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with an obligation, covenant, agreement or condition. No failure or delay by any party hereto in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. 5.9 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. 5.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. 5.11 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by merger, consolidation or otherwise by operation of Law) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences,

13 this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. 5.12 Third Party Beneficiaries. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no Consent, approval or agreement of any third party beneficiary will be required to amend, modify or waive any provision of this Agreement. 5.13 Expenses. Each of the parties hereto shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder. 5.14 Reasonable Efforts. On the terms and subject to the conditions of this Agreement, the Stockholder agrees to execute and deliver such additional documents as Buyer may reasonably request and use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby as promptly as practicable. Without limiting the foregoing, the Stockholder shall execute and deliver to Buyer and any of its designees any proxies reasonably requested by Buyer with respect to the Stockholder’s voting obligations under this Agreement. [signatures on following page]

[Signature Page to Voting Agreement] #45843002v1<LEGAL02> - Project Yellowhammer - Draft Merger Agreement (Conformed Copy) IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the day and year first written above. FB FINANCIAL CORPORATION By: __________________________ Name: Title: SOUTHERN STATES BANCSHARES, INC. By: __________________________ Name: Title: STOCKHOLDER ______________________________ Name:

Schedule 1 INFORMATION Name Existing Shares ______________________________ _______________________________ Address for notice: Name: ________________________ Street: ________________________ ________________________ City, State: ________________________ ZIP Code: ________________________ Telephone: ________________________ Fax: ________________________ Email: ________________________

EXHIBIT B Form of Buyer Voting Agreement

VOTING AGREEMENT This VOTING AGREEMENT (this “Agreement”) is made and entered into as of [●] 2025, by and among FB Financial Corporation (“Buyer”), a Tennessee corporation, Southern States Bancshares, Inc. (“Seller”), an Alabama corporation, and the undersigned Shareholder (the “Shareholder”) of Buyer in the Shareholder’s capacity as a Shareholder of Buyer, and not in his or her capacity as a director, officer, or director and officer, as applicable, of Buyer. Preamble Concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Seller will merge with and into Buyer, with Buyer as the surviving corporation (the “Merger”), and Southern States Bank, an Alabama state banking corporation and wholly owned subsidiary of Seller (“Seller Bank”), will merge with and into FirstBank, a Tennessee state-chartered bank and wholly owned subsidiary of Buyer (“Buyer Bank”), with Buyer Bank as the surviving bank (together with the Merger, the “Mergers”). As of the date hereof, the Shareholder, who is also a director, officer or director and officer, as applicable, of Buyer and has Beneficial Ownership of, in the aggregate, those shares of common stock, par value $1.00 per share, of Seller (“Seller Common Stock”) specified on Schedule 1 attached hereto. As a condition and inducement to Buyer and Seller entering into the Merger Agreement, Buyer and Seller have required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations set forth herein. Other individuals, as a condition and inducement to Buyer and Seller entering into the Merger Agreement, will enter into and abide by the covenants and obligations set forth in substantially similar voting agreements. NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows: ARTICLE I GENERAL 1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. “Affiliate” of a Person means any other Person directly, or indirectly through one or more intermediaries, Controlling, Controlled by or under common Control with such Person. “Beneficial Ownership” by a Person of any securities means ownership by any Person who, directly or indirectly, through any Contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security; or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any Contract, arrangement or understanding or upon the

2 exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning. “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or any other means. “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative Contract with respect to such security, entering into or acquiring a futures or forward Contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits and risks of ownership of any security. “Covered Shares” means, with respect to the Shareholder, the Existing Shares, together with any shares of Buyer Common Stock or other capital stock of Buyer and any Buyer securities convertible into or exercisable or exchangeable for shares of Buyer Common Stock or other capital stock of Buyer, in each case, that the Shareholder acquires Beneficial Ownership of on or after the date hereof. “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, voting trust or agreement, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). “Existing Shares” means, with respect to the Shareholder, all shares of Buyer Common Stock Beneficially Owned by the Shareholder as specified on Schedule 1 hereto. “Litigation” means any action, arbitration, mediation, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), hearing, administrative or other proceeding relating to or affecting a Person, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement or the Merger Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Governmental Authorities. “Permitted Transfer” means (a) a Transfer as the result of the death of the Shareholder to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Shareholder, (b) Transfers to Affiliates (including trusts) and family members in connection with estate and tax planning purposes, (c) Transfers to any other Shareholder or party who has executed a copy of this Agreement on the date hereof, (d) Transfers in connection with the payment of any withholding taxes owed by the Shareholder in connection with any vesting, settlement, or exercise, as applicable, of any Buyer equity or equity-linked awards issued under applicable Buyer equity compensation plans , (e) Transfers in respect of Covered Shares pledged in a bona fide transaction, which is outstanding prior to or as of the date hereof, to a lender to the Shareholder, and (f) such Transfers as Seller may otherwise permit; provided, that, in the case of the foregoing clauses (a), (b), and (f), prior to the effectiveness of such Transfer, such transferee executes and delivers to Buyer and Seller an agreement that is identical to this Agreement or such other written agreement, in form and substance acceptable to Buyer, to assume all of Shareholder’s

3 obligations hereunder in respect of the Covered Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Covered Shares subject to such Transfer, to the same extent as the Shareholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Covered Shares Transferred as the Shareholder shall have made hereunder. “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge, hypothecation, or the grant, creation or suffrage of an Encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or Beneficial Ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each Contract, arrangement or understanding, whether or not in writing, to effect any of the foregoing. The term “Transferred” shall have a correlative meaning. ARTICLE II COVENANTS OF SHAREHOLDER 2.1. Agreement to Vote. The Shareholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at a special meeting of the Shareholders of Buyer or at any other meeting of the Shareholders of Buyer, however called, including any adjournment or postponement thereof, and in connection with any written consent of the Shareholders of Buyer, the Shareholder shall, in each case to the fullest extent that such matters are submitted for the vote or written consent of the Shareholder and that the Covered Shares are entitled to vote thereon or consent thereto: (a) appear at each such meeting in person or by proxy or otherwise cause the Covered Shares as to which the Shareholder controls the right to vote to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares as to which the Shareholder controls the right to vote individual capacity (and not when Shareholder is acting as a trustee, representative or fiduciary or other similar capacity): (i) in favor of the approval of issuance of shares of Buyer Common Stock in connection with the Merger and the consummation of the transactions contemplated by the Merger Agreement, including the Mergers, and any actions required in furtherance thereof; (ii) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Buyer under the Merger Agreement; and (iii) against any action, agreement, amendment to any agreement or organizational document, transaction, matter or proposal submitted for the vote or written consent of the Shareholders of Buyer that is intended or would reasonably be expected to impede, interfere with, prevent, delay, postpone, discourage, frustrate the purposes of or adversely affect the Mergers or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by Buyer of its obligations under the Merger Agreement. 2.2. No Inconsistent Agreements. The Shareholder hereby covenants and agrees that, except for this Agreement, the Shareholder (a) shall not enter into, at any time while this Agreement remains in

4 effect, any voting agreement or voting trust or any other Contract with respect to the Covered Shares, (b) shall not grant at any time while this Agreement remains in effect, a proxy (other than as required to effect the Shareholder’s voting obligations in Section 2.1), Consent or power of attorney in contravention of the obligations of the Shareholder under this Agreement with respect to the Covered Shares, (c) shall not commit any act, except for Permitted Transfers, that could restrict or affect his or her legal power, authority and right to vote any of the Covered Shares then held of record or Beneficially Owned by the Shareholder or otherwise reasonably expected to prevent or disable the Shareholder from performing any of his or her obligations under this Agreement, and (d) shall not take any action that would reasonably be expected to make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of impeding, preventing, delaying, interfering with, disabling or adversely affecting the performance by, the Shareholder of his or her obligations under this Agreement. ARTICLE III REPRESENTATIONS AND WARRANTIES 3.1. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Seller, Buyer and Buyer Bank as follows: (a) Authorization; Validity of Agreement; Necessary Action. The Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against him or her in accordance with its terms (except as may be limited by the Enforceability Exception). (b) Ownership. The Existing Shares are, and all of the Covered Shares owned by the Shareholder from the date hereof through and on the Closing Date will be, Beneficially Owned by the Shareholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. From the date hereof through and on the Closing Date, the Shareholder has and will have sole title to the Covered Shares, free and clear of any Encumbrances other than those imposed by applicable Securities Laws or restrictions on transfer arising under the Buyer’s equity compensation plans. As of the date hereof, the Existing Shares constitute all of the shares of Buyer Common Stock Beneficially Owned by the Shareholder. The Shareholder has and will have at all times through the Closing Date Beneficial Ownership with respect to all of the Existing Shares and with respect to all of the Covered Shares owned by the Shareholder at all times through the Closing Date. The Shareholder has and will have possession of an outstanding certificate or outstanding certificates representing all of the Covered Shares (other than Covered Shares held at the Depository Trust Company or in book-entry form) and such certificate or certificates does or do not contain any legend or restriction inconsistent with the terms of this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby. (c) No Violation. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his or her obligations under this Agreement will not, (i) conflict with or violate any Law or Order applicable to the Shareholder or by which any of his or her Assets is bound, or (ii) constitute or result in a default under or the loss of any benefit under, or result in the creation of any Encumbrance on the Assets of the Shareholder under, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party or by which the Shareholder or any of his or her Assets is bound, except for any of the foregoing as would not be reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Shareholder to perform his or her obligations under this Agreement. Except as contemplated by this Agreement, neither the Shareholder nor any of his or her Affiliates (A) has entered into any voting agreement or voting trust with respect to any

5 Covered Shares or entered into any other Contract relating to the voting of the Covered Shares or (B) has appointed or granted a proxy or power of attorney with respect to any Covered Shares. (d) Consents and Approvals. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Shareholder to obtain any Consent. No Consent of Shareholder’s spouse is necessary under any “community property” or other laws in order for Shareholder to enter into and perform its obligations under this Agreement. (e) Legal Proceedings. There is no Litigation pending or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder or any of his or her Affiliates that could reasonably be expected to impair the ability of the Shareholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. (f) No Fees. The Shareholder has not employed any broker or finder or incurred any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise, for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby. (g) Reliance by Seller. The Shareholder understands and acknowledges that Seller is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein. ARTICLE IV OTHER COVENANTS 4.1. Prohibition on Transfers; Other Actions. (a) Until the earlier of the receipt of the Requisite Buyer Shareholder Approval or the date on which the Merger Agreement is terminated in accordance with its terms, the Shareholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein unless such Transfer is a Permitted Transfer; (ii) enter into any Contract with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, the Shareholder’s representations, warranties, covenants and obligations under this Agreement; (iii) grant any proxy, power-of-attorney or other authorization in or with respect to any or all of the Covered Shares other than as required to effect the Shareholder’s voting obligations in Section 2.1; (iv) except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, take any action that could restrict or otherwise affect the Shareholder’s legal power, authority and right to vote all of the Covered Shares then Beneficially Owned by him or her, or otherwise comply with and perform his or her covenants and obligations under this Agreement; or (v) publicly announce any intention to do any of the foregoing. Any Transfer in violation of this provision shall be void. As promptly as practicable following the date hereof, Buyer shall notify its transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares; provided, that any such stop transfer order and notice will immediately be withdrawn and terminated by Buyer following the termination of this Agreement in accordance with Section 5.1.

6 (b) The Shareholder understands and agrees that if the Shareholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Covered Shares other than in compliance with this Agreement, Buyer shall not, and the Shareholder hereby unconditionally and irrevocably instructs Buyer to not (i) permit such Transfer on its books and records, (ii) issue a new certificate representing any of the Covered Shares, or (iii) record such vote unless and until the Shareholder shall have complied with the terms of this Agreement. 4.2. Certain Events. In the event of a stock split, stock dividend or distribution, or any change in the Buyer Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. 4.3. Notice of Acquisitions. Except for issuances upon settlement or vesting of any Buyer equity or equity-linked awards, Shareholder hereby agrees to notify Seller and Buyer as promptly as practicable (and in any event at least two Business Days prior to the occurrence of any of the following events) in writing of (a) the number of any additional shares of Buyer Common Stock or other securities of Buyer of which the Shareholder acquires Beneficial Ownership on or after the date hereof, and (b) any proposed Permitted Transfers of the Covered Shares, Beneficial Ownership thereof or other interest specifically therein. 4.4. Shareholder Capacity. The Shareholder is signing this Agreement solely in his or her capacity as a holder of Buyer Common Stock, and nothing herein shall prohibit, prevent or preclude the Shareholder from taking or not taking any action in the Shareholder’s capacity as a director, officer or director and officer of Buyer to the extent permitted by the Merger Agreement. Nothing in this Agreement is intended or shall be construed or require the Shareholder, in his or capacity as a director, officer or employee, to act or fail to act in accordance with his or her fiduciary duties. 4.5. Further Assurances. From time to time, at the request of Buyer or Seller and without further consideration, the Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to effect the actions and consummate the transactions contemplated by this Agreement. 4.6. Disclosure. The Shareholder hereby authorizes Buyer and Seller to publish and disclose in any announcement or disclosure required by applicable Law and any proxy statement filed in connection with the transactions contemplated by the Merger Agreement the Shareholder’s identity and ownership of the Covered Shares and the nature of the Shareholder’s obligation under this Agreement. ARTICLE V MISCELLANEOUS 5.1. Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time, (b) the date of termination of the Merger Agreement in accordance with its terms, and (c) the termination of this Agreement by mutual written consent of the parties hereto; provided, that the provisions of ARTICLE V shall survive any termination of this Agreement . Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for fraud, or willful or intentional breach of this Agreement.

7 5.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer or Seller any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Buyer or Seller shall not have any authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein. 5.3. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, return receipt requested, by courier or overnight carrier, or by email (with confirmed receipt) to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered: Buyer: FB Financial Corporation FirstBank 1221 Broadway, Suite 1300 Nashville, Tennessee 37203 Attn: Beth Sims, General Counsel E-mail: bsims@firstbankonline.com Copy to Counsel: Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, GA 30309 Attn: Mark Kanaly E-mail: Mark.Kanaly@alston.com; Seller: Southern States Bancshares, Inc. 100 Office Park Drive Birmingham, AL 35223 Attn: Lynn Joyce, Senior Executive Vice President and Chief Financial Officer E-mail: ljoyce@ssbank.bank Copy to Counsel: Jones Walker LLP 420 20th St. N Suite 1100 Birmingham, AL 35203 Attn. Mike Waters E-mail: mwaters@joneswalker.com Shareholder: To those Persons indicated on Schedule 1. 5.4. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys (if such parties elected to

8 engage legal counsel) and, unless otherwise defined herein, the words used shall be construed and interpreted according to their ordinary meaning so as fairly to accomplish the purposes and intentions of all parties hereto. Section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive and “any” means “any and all.” “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section. 5.5. Counterparts; Delivery by Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by electronic means, including by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of electronic means, including e-mail delivery of a “.pdf” format data file, to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic means, including e-mail delivery of a “.pdf” format data file, as a defense to the formation of a contract and each party hereto forever waives any such defense. 5.6. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersedes all prior arrangements or understandings, with respect thereto, written and oral. 5.7. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. 5.7.1 The parties agree that this Agreement shall be governed by and construed in all respects in accordance with and all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby shall be resolved under, the Laws of the State of Tennessee without regard to any conflict of Laws or choice of Law principles that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction. 5.7.2 Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought exclusively in any federal or state court of competent jurisdiction located in the State of Tennessee. Each party consents to the jurisdiction of such Tennessee courts in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Tennessee courts. Service of any court paper may be effected on a party hereto by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws. 5.7.3 EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND

9 THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7. 5.8. Amendments; Waivers. To the extent permitted by Law, this Agreement may be amended or waived by a subsequent writing signed by each of the parties upon the approval of each of the parties. The parties hereto may, to the extent permitted by Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply with an obligation, covenant, agreement or condition. No failure or delay by any party hereto in exercising any right, power, remedy or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. 5.9. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur and that the parties hereto would not have any adequate remedy at law in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. 5.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. 5.11. Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by merger,

10 consolidation or otherwise by operation of Law) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. 5.12. Third Party Beneficiaries. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no Consent, approval or agreement of any third party beneficiary will be required to amend, modify or waive any provision of this Agreement. 5.13. Expenses. Each of the parties hereto shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder. 5.14. Reasonable Efforts. On the terms and subject to the conditions of this Agreement, the Shareholder agrees to execute and deliver such additional documents as Seller may reasonably request and use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby as promptly as practicable. Without limiting the foregoing, the Shareholder shall execute and deliver to Seller and any of its designees any proxies reasonably requested by Seller with respect to the Shareholder’s voting obligations under this Agreement. [signatures on following page]

[Signature Page to Buyer Voting Agreement] IN WITNESS WHEREOF, the party hereto has caused this Agreement to be executed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the day and year first written above. FB FINANCIAL CORPORATION By: __________________________ Name: Title:

[Signature Page to Buyer Voting Agreement] IN WITNESS WHEREOF, the party hereto has caused this Agreement to be executed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the day and year first written above. SOUTHERN STATES BANCSHARES, INC. By: __________________________ Name: Title:

[Signature Page to Buyer Voting Agreement] IN WITNESS WHEREOF, the party hereto has caused this Agreement to be executed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the day and year first written above. SHAREHOLDER ______________________________ Name:

Schedule 1 INFORMATION Name Existing Shares ______________________________ _______________________________ Address for notice: Name: ________________________ Street: ________________________ ________________________ City, State: ________________________ ZIP Code: ________________________ Telephone: ________________________ Fax: ________________________ Email: ________________________

EXHIBIT C Employee Arrangements [*Pursuant to Item 601(a)(5) of Regulation S-K, this exhibit has been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.]

EXHIBIT D Form of Bank Plan of Merger and Merger Agreement

PLAN OF BANK MERGER This PLAN OF BANK MERGER (this “Agreement”) is made and entered into as of March 31, 2025, by and between FirstBank, a Tennessee state chartered banking institution with its main office located at 1221 Broadway Suite 1300, Nashville, Tennessee 37203 (“FirstBank”), and Southern States Bank, an Alabama state banking corporation with its main office located at 615 Quintard Avenue, Anniston, Alabama, 36201 (“Seller Bank”), to provide for the merger of Seller Bank with and into FirstBank (the “Bank Merger”). FirstBank and Seller Bank are referred to herein as the “Merging Banks.” WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of March 31, 2025 (the “Merger Agreement”), by and between FB Financial Corporation, a Tennessee corporation and the sole shareholder of FirstBank (the “Company”), and Southern States Bancshares, Inc., an Alabama corporation and the sole shareholder of Seller Bank (“Seller”), Seller will be merged with and into the Company (the “Merger”), subject to the terms of and conditions set forth in the Merger Agreement; WHEREAS, the Merger Agreement contemplates the subsequent merger of Seller Bank with and into FirstBank, with FirstBank as the surviving bank (the “Surviving Bank”); WHEREAS, the respective boards of directors of FirstBank and Seller Bank have adopted this Agreement and have determined that this Agreement and the transactions contemplated by this Agreement, including the Bank Merger, are in the best interests of their respective shareholder(s); and WHEREAS, Seller and the Company have approved this Agreement in their capacity as the sole shareholder of Seller Bank and sole shareholder of FirstBank, respectively. NOW, THEREFORE, in consideration of the premises and of the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Merging Banks, intending to be legally bound, hereby make, adopt and approve this Agreement, and hereby prescribe the terms and conditions of the Bank Merger and the mode of effecting the Bank Merger as follows: ARTICLE I TERMS OF BANK MERGER Section 1.01 The Bank Merger. At the Effective Time (as defined below), Seller Bank shall be merged with and into FirstBank in accordance with, and with the effects provided in, this Agreement and applicable provisions of the Tennessee Banking Act, Tennessee Code Annotated § 45-1-101 et seq., the Tennessee Business Corporation Act, Tennessee Code Annotated § 48-11-101 et seq., Alabama Banking Code § 5-7A-1 et seq., Alabama Banking Code § 5-13B-20 et seq., and Alabama Business

and Nonprofit Entities Code § 10A-2A-11.01 et seq. As a result of the Bank Merger, (i) each share of common stock of Seller Bank, par value $5.00 per share, issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be cancelled for no consideration and (ii) each share of capital stock of FirstBank, par value $100.00 per share, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time. For purposes of this Agreement, the Bank Merger shall become effective on the date and time specified in the articles of merger for the Bank Merger as filed with the Tennessee Secretary of State (such time when the Bank Merger becomes effective, the “Effective Time”). At the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of the Merging Banks and thereupon and thereafter all the property, rights, privileges, powers and franchises of each of the Merging Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. The deposit-taking offices of Seller Bank shall be operated by the Surviving Bank, and the deposit accounts issued by Seller Bank shall be issued on the same terms by the Surviving Bank. In addition, any reference to either of the Merging Banks in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Merging Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not been made or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Banks as if the Bank Merger had not occurred. Name of Surviving Bank and Principal Office. The name of the Surviving Bank shall be “FirstBank.” The principal office of FirstBank shall continue to be 1221 Broadway Suite 1300, Nashville, Tennessee 37203 after the Effective Time. The branch offices of Seller Bank and FirstBank immediately prior to the Effective Time will be operated as branch offices of the Surviving Bank immediately following the Effective Time. Charter. At and after the Effective Time, the Charter of FirstBank shall be the Charter of the Surviving Bank until amended in accordance with applicable law. Bylaws. At and after the Effective Time, the Bylaws of FirstBank shall be the Bylaws of the Surviving Bank until amended in accordance with applicable law. Directors and Officers. At and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Bank, (i) the directors of the Surviving Bank shall be the directors of FirstBank immediately prior to the Effective Time and, pursuant to Section 5.21 of the Merger Agreement, one additional individual appointed to the board of directors of the Surviving

Bank as of the Effective Time, who shall be mutually agreed upon between the Company and Seller, subject to the Company’s customary review, vetting, and approval processes, and (ii) the officers of the Surviving Bank shall be the officers of FirstBank immediately prior to the Effective Time. Prior to the Effective Time, the board of directors of Company and FirstBank shall take all actions necessary to give effect to this Section 1.5. The directors and officers of the Surviving Bank shall hold office in accordance with the Charter and Bylaws of the Surviving Bank. A list of the anticipated directors and officers of the Surviving Bank is set forth on Exhibit A. Capital of Surviving Bank. The amount of capital stock of the Surviving Bank authorized immediately following the Effective Time shall continue to be 100,000 shares of common stock, par value $100.00 per share, of which 75,000 shares of common stock are issued and outstanding as of the date hereof. No Preferred Stock. No preferred stock will be issued in connection with, or as a result of, the transactions contemplated by this Agreement. Income Tax Treatment. Each party to this Agreement agrees to treat the Bank Merger for all income tax purposes as a reorganization qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended, and hereby adopts this Agreement as a result of execution thereof as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g). None of the parties shall file a tax return or take any position with any taxing authority that is inconsistent with the tax treatment described in the preceding sentence. Offices. The offices of the Surviving Bank are set forth on Exhibit B. Also denoted on Exhibit B are the current offices of each of the Merging Banks. MISCELLANEOUS Conditions Precedent. The respective obligations of each party to consummate the Bank Merger pursuant to this Agreement shall be subject to (a) the approval of this Agreement and the transactions contemplated hereby by (i) the Federal Reserve, (ii) the Federal Deposit Insurance Corporation (the “FDIC”), (iii) the Tennessee Department of Financial Institutions (the “TDFI”), (iv) other regulatory authorities, as applicable, and (v) the shareholder(s) of each Merging Bank, and (b) the consummation of the Merger. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to any applicable principles of conflicts of laws that would result in the application of the law of another jurisdiction. Counterparts. This Agreement may be executed (by facsimile or otherwise) by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Amendments. To the extent permitted by the Federal Reserve, the FDIC, and the TDFI, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

Successors. This Agreement shall be binding on the successors of FirstBank and Seller Bank. Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time by mutual written agreement of the parties hereto upon the approval of the board of directors of each of the parties hereto. Additionally, this Agreement shall terminate automatically, without any action by the parties hereto, in the event that the Merger Agreement is terminated in accordance with its terms. [Signature page follows]

IN WITNESS WHEREOF, FirstBank and Seller Bank have caused this Plan of Bank Merger to be executed by their duly authorized officers as of the date first set forth above. FIRSTBANK ATTEST: By: Name: Name: Christopher T. Holmes Title: Title: President and Chief Executive Officer SOUTHERN STATES BANK ATTEST: By: Name: Name: Mark Chambers Title: Title: Chief Executive Officer and President

EXHIBIT A OFFICERS AND DIRECTORS OF SURVIVING BANK

EXHIBIT B BANKING OFFICES OF SURVIVING BANK